EXHIBIT 2.1

                                                                  EXECUTION COPY

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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         GENTIVA HEALTH SERVICES, INC.,

                           TARA ACQUISITION SUB CORP.,

                          THE HEALTHFIELD GROUP, INC.,

      RODNEY D. WINDLEY, IN HIS CAPACITY AS STOCKHOLDER REPRESENTATIVE, AND

                        THE SECURITYHOLDERS NAMED HEREIN



                           Dated as of January 4, 2006




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                                TABLE OF CONTENTS

                                                                                                       PAGE

Article I         The Merger............................................................................1

         1.1.     The Merger............................................................................1

         1.2.     Closing...............................................................................1

         1.3.     Effective Time........................................................................2

         1.4.     Effects of the Merger.................................................................2

         1.5.     Certificate of Incorporation and Bylaws of the Surviving Corporation..................2

         1.6.     Directors and Officers of the Surviving Corporation...................................2

Article II        Effect on Capital Stock, Company Stock Options and Company Warrants; Payment and
                  Adjustment of Merger Consideration....................................................3

         2.1.     Effect on Capital Stock...............................................................3

         2.2.     Payment of Merger Consideration.......................................................4

         2.3.     Delivery of Certificates..............................................................8

         2.4.     Company Stock Options and Company Warrants............................................9

         2.5.     Merger Consideration Adjustment......................................................10

Article III       Representations and Warranties Relating to the Principal Securityholders.............14

         3.1.     Authorization of Agreement...........................................................14

         3.2.     Conflicts; Consents of Third Parties.................................................14

         3.3.     Ownership............................................................................15

         3.4.     Litigation...........................................................................15

         3.5.     Financial Advisors...................................................................15

         3.6.     Investment Representations...........................................................15

Article IV        Representations and Warranties Relating to the Company...............................16

         4.1.     Organization and Good Standing.......................................................16

         4.2.     Authorization of Agreement...........................................................17

         4.3.     Conflicts; Consents of Third Parties.................................................17

         4.4.     Capitalization.......................................................................18

         4.5.     Company Subsidiaries and Affiliated Entities.........................................19

         4.6.     Corporate Records....................................................................19

         4.7.     Financial Statements.................................................................20

         4.8.     No Undisclosed Liabilities...........................................................21


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         4.9.     Absence of Certain Developments......................................................21

         4.10.    Taxes................................................................................23

         4.11.    Real Property........................................................................26

         4.12.    Tangible Personal Property...........................................................27

         4.13.    Intellectual Property................................................................28

         4.14.    Material Contracts...................................................................31

         4.15.    Employee Benefit Plans...............................................................33

         4.16.    Labor and Employment Matters.........................................................34

         4.17.    Litigation...........................................................................36

         4.18.    Compliance with Laws; Permits........................................................36

         4.19.    Environmental Matters................................................................37

         4.20.    Insurance............................................................................37

         4.21.    Accounts and Notes Receivable and Payable............................................37

         4.22.    Related Party Transactions...........................................................38

         4.23.    Customers and Suppliers..............................................................38

         4.24.    Banks; Power of Attorney.............................................................39

         4.25.    Financial Advisors...................................................................39

         4.26.    Certain Regulatory Matters...........................................................39

Article V         Representations and Warranties of Parent and Merger Sub..............................43

         5.1.     Organization and Good Standing.......................................................43

         5.2.     Authorization of Agreement...........................................................43

         5.3.     Conflicts; Consents of Third Parties.................................................44

         5.4.     Litigation...........................................................................44

         5.5.     Parent Capital Structure.............................................................44

         5.6.     Ownership and Operations of Merger Sub...............................................45

         5.7.     Parent SEC Documents.................................................................45

         5.8.     Financing............................................................................46

         5.9.     No Parent Material Adverse Effect....................................................46


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
                                TABLE OF CONTENTS
                                   (CONTINUED)

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Article VI        Additional Covenants and Agreements..................................................46

         6.1.     Conduct of Business..................................................................46

         6.2.     Access to Information; Confidentiality...............................................50

         6.3.     Regulatory Approvals.................................................................51

         6.4.     Further Assurances...................................................................51

         6.5.     No Shop..............................................................................51

         6.6.     Confidentiality......................................................................52

         6.7.     Public Announcements.................................................................53

         6.8.     Notification of Certain Matters......................................................53

         6.9.     Related-Party Transactions with Non-Management Affiliates............................54

         6.10.    Parent Board.........................................................................54

         6.11.    Actions with Respect to Financing....................................................54

         6.12.    Certain Litigation Recoveries........................................................54

         6.13.    Payment under CHMG Agreement.........................................................55

         6.14.    Hospice Services Overpayment.........................................................55

Article VII       Conditions to Closing................................................................55

         7.1.     Conditions to Each Party's Obligation to Effect the Merger...........................55

         7.2.     Conditions to Obligations of Parent and Merger Sub...................................55

         7.3.     Conditions to Obligations of the Company and the Securityholders.....................57

         7.4.     Frustration of Closing Conditions....................................................58

Article VIII      Termination..........................................................................59

         8.1.     Termination..........................................................................59

         8.2.     Procedure Upon Termination...........................................................60

         8.3.     Termination Fee......................................................................60

         8.4.     Effect of Termination................................................................61

Article IX        Indemnification......................................................................61

         9.1.     Survival of Representations and Warranties...........................................61

         9.2.     Indemnification......................................................................62

         9.3.     Indemnification Procedures...........................................................63

         9.4.     Limitations on Indemnification for Breaches of Representations and Warranties........65


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         9.5.     Escrow...............................................................................67

         9.6.     Working Capital Reserve..............................................................68

         9.7.     Tax Treatment of Indemnity Payments..................................................69

Article X         Tax Matters..........................................................................69

         10.1.    Tax Indemnification..................................................................69

         10.2.    Filing of Tax Returns; Payment of Taxes..............................................69

         10.3.    Straddle Period......................................................................71

         10.4.    Tax Audits...........................................................................71

         10.5.    Disputes.............................................................................72

         10.6.    Time Limits..........................................................................72

         10.7.    Exclusivity..........................................................................73

         10.8.    Refunds and Tax Credits..............................................................73

Article XI        Definitions..........................................................................73

         11.1.    Certain Definitions..................................................................73

         11.2.    Terms Defined Elsewhere in this Agreement............................................79

         11.3.    Interpretation.......................................................................81

Article XII       Miscellaneous........................................................................82

         12.1.    Stockholder Representative...........................................................82

         12.2.    Fees and Expenses....................................................................84

         12.3.    Amendment or Supplement..............................................................84

         12.4.    Extension of Time, Waiver, Etc.......................................................84

         12.5.    Assignment...........................................................................84

         12.6.    Entire Agreement; No Third-Party Beneficiaries.......................................85

         12.7.    Governing Law; Jurisdiction; Waiver of Jury Trial....................................85

         12.8.    Specific Enforcement.................................................................85

         12.9.    Notices..............................................................................85

         12.10.   Severability.........................................................................86

         12.11.   Counterparts.........................................................................86
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                                      ANNEX
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                  Annex A           List of Securityholders

                                    SCHEDULES
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
                  Schedule 2.2(a)           Reductions of Merger Consideration
                  Schedule 2.5(a)(i)        Target Working Capital
                  Schedule 3.2(b)           Consents of Third Parties
                  Schedule 3.3              Ownership of Company Securities
                  Schedule 3.4              Litigation Affecting Principal Stockholders
                  Schedule 3.5              Financial Advisors to Principal Stockholders
                  Schedule 4.3(a)           Consents of Third Parties
                  Schedule 4.3(b)           Consents of Third Parties
                  Schedule 4.4(a)           Capitalization Schedule of the Company
                  Schedule 4.4(b)           Holders of Options and Warrants
                  Schedule 4.5              List of Subsidiaries Of the Company
                  Schedule 4.8              Undisclosed Liabilities Since September 30, 2005
                  Schedule 4.9              Absence Of Certain Developments
                  Schedule 4.10             Taxes
                  Schedule 4.11             Real Property
                  Schedule 4.12(a)          Liens on Personal Property
                  Schedule 4.12(b)          Personal Property
                  Schedule 4.13             Intellectual Property
                  Schedule 4.13(a)          Intellectual Property Owned or Used
                  Schedule 4.13(b)          Intellectual Property Owned by the Company
                  Schedule 4.13(d)          Intellectual Property License Payments
                  Schedule 4.13(e)          Intellectual Property Licenses and Liens
                  Schedule 4.13(l)          Software Owned or Used by the Company
                  Schedule 4.14(a)          Material Agreements
                  Schedule 4.14(b)          Non-Continuing Contracts
                  Schedule 4.15             Employee Benefit Plans
                  Schedule 4.15 (h)         Payment Due to Employees
                  Schedule 4.16             Labor And Employment Matters
                  Schedule 4.16 (b)         Audits, Complaints or Investigations
                  Schedule 4.16 (c)         List of Collective Bargaining Agreements
                  Schedule 4.16 (d)         Employment -Related Complaints and Claims
                                       v

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                  Schedule 4.17             Litigation
                  Schedule 4.18             Company Permits
                  Schedule 4.19             Environmental Matters
                  Schedule 4.20             Insurance Policies
                  Schedule 4.22             Related Party Transactions
                  Schedule 4.23             Customers And Suppliers
                  Schedule 4.24             Banks
                  Schedule 4.25             Financial Advisors To The Company
                  Schedule 4.26             Certain Regulatory Matters
                  Schedule 4.26(a)          Permits, Licenses, Accreditations
                  Schedule 4.26(b)          Violations, Defaults, Orders, or Deficiencies
                  Schedule 4.26(c)          Medicare Liability Under Government and Private
                  Programs
                  Schedule 4.26(e)          Reimbursements Under Government and Private
                  Programs
                  Schedule 4.26(f)          Remuneration
                  Schedule 5.3              Conflicts/Consents of Third Parties
                  Schedule 5.8              Financing Commitment Letter and Term Sheet
                  Schedule 6.1(b)(xv)       Related Persons
                  Schedule 6.9              Continuing Affiliate Contracts
                  Schedule 7.2(f)           Non-Competition Agreements
                  Schedule 7.2(g)           Retention of Key Employees
                  Schedule 10.2(d)          Stock Options

                                    EXHIBITS
                                    --------

                  Exhibit A         Form of Joinder Agreement
                  Exhibit B         Form of Escrow Agreement
                  Exhibit C         Form of Registration Rights Agreement
                  Exhibit D         Form of Confidentiality, Non-Competition and Intellectual Property Agreement
                  Exhibit E         Form of Greenberg Traurig Opinion
                  Exhibit F         Form of Weil, Gotshal & Manges LLP Opinion


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
                          AGREEMENT AND PLAN OF MERGER


           This AGREEMENT AND PLAN OF MERGER, dated as of January 4, 2006 (this "Agreement"), is by and among the following (the "Parties"):


           (i) Gentiva Health Services, Inc., a Delaware corporation ("Parent");

           (ii) Tara Acquisition Sub Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent ("Merger Sub");

           (iii) The Healthfield Group, Inc., a Delaware corporation (the "Company");

           (iv) Rodney D. Windley, as the representative for the Securityholders (as defined below) of the Company (including any successor as representative for the Securityholders, the "Stockholder Representative"); and

           (v) the holders of Company Securities (the "Securityholders") who become Parties to this Agreement by executing joinder agreements in substantially the form attached hereto as Exhibit A (each, a "Joinder Agreement").

           WHEREAS, certain terms used in this Agreement are used as defined in
Article XI herein;

           WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger"), on the terms and subject to the conditions provided for in this Agreement; and

           NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER
                                   ----------

           1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue its corporate existence and be the surviving corporation in the Merger (the "Surviving Corporation").

           1.2. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (New York City time) on a date to be specified by Parent and the Company (the "Closing Date"), which date shall be on or prior to the Outside Date (as the same may be extended pursuant to Section 8.1(b)(i)) after satisfaction or waiver of the conditions set forth in Article VII (other than

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those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by such Parties.

           1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, Parent and the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger, executed, acknowledged and filed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger"). The Merger shall become effective upon the due filing of the Certificate of Merger or at such later time as is agreed to by Parent and the Company and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

           1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

           1.5. Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until amended as provided therein or by applicable Law. The Company shall take all lawful requisite action so that the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, from and after the Effective Time, the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

           1.6. Directors and Officers of the Surviving Corporation.

           (a) Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

           (b) Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.


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                                   ARTICLE II

      EFFECT ON CAPITAL STOCK, COMPANY STOCK OPTIONS AND COMPANY WARRANTS;
      --------------------------------------------------------------------
                 PAYMENT AND ADJUSTMENT OF MERGER CONSIDERATION
                 ----------------------------------------------

           2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of common stock, par value $0.001, of the Company ("Company Common Stock"), any shares of preferred stock, par value $0.001 per share, of the Company ("Company Preferred Stock" and together with the Company Common Stock, the "Company Stock") or any shares of capital stock of Merger Sub:

           (a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Stock. Any shares of Company Stock that are owned by the Company as treasury stock shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

           (c) Conversion of Company Stock.

                (i) Each issued and outstanding share of Company Stock immediately prior to the Effective Time (other than Dissenting Shares pursuant to Section 2.1(c)(iii) and shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive an amount, payable in accordance with Section 2.2, equal to the Adjusted Final Total Merger Consideration divided by the Total Company Share Amount (the "Merger Consideration"). For purposes of this Agreement, (A) "Final Total Merger Consideration" means the Estimated Total Merger Consideration plus or minus the True-Up Amounts, (B) "Adjusted Final Total Merger Consideration" means the Final Total Merger Consideration plus the aggregate exercise prices of all unexercised Company Stock Options and Company Warrants, (C) the "Total Company Share Amount" means, as of immediately prior to the Effective Time (and immediately prior to any cancellation of Company Stock Options and Company Warrants pursuant to
Section 2.4), the sum of (1) the number of issued and outstanding shares of Company Stock and (2) the number of shares of Company Stock issuable upon the exercise of outstanding Company Stock Options and Company Warrants (whether or not then vested or exercisable), and (D) the "Total Principal Share Amount" means, as of immediately prior to the Effective Time (and immediately prior to any cancellation of Company Stock Options and Company Warrants pursuant to
Section 2.4), the sum of (1) the number of issued and outstanding shares of Principal Capital Stock and (2) the number of shares of capital stock issuable upon the exercise of outstanding Principal Options and Principal Warrants (whether or not then vested or exercisable). Annex A attached hereto sets forth a complete list of all Securityholders and identifies those Securityholders who are Principal Stockholders and/or Principal Securityholders.


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                (ii) As of the Effective Time, all shares of Company Stock converted pursuant to clause (c)(i) above, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Effective Time represented any such shares of Company Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.2, in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.3, without interest.

                (iii) Notwithstanding anything in this Agreement to the contrary, shares of Company Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger or consent thereto in writing and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Dissenting Stockholders"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the "Dissenting Shares"). Instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such share, in accordance with this Article II, without any interest thereon. The Company shall give Parent (A) prompt notice of any written demands for appraisal of any shares of Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal, and (B) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.

           2.2. Payment of Merger Consideration.

           (a) Estimated Total Merger Consideration. The amount to be paid by Parent at the Closing (the "Estimated Total Merger Consideration") is equal to
(i) $450,000,000 plus (ii) fifty percent (50%) of the transaction expenses and debt prepayment expenses incurred by the Company in connection with the Merger, up to a maximum of $4,000,000, less (iii) the amounts set forth on Schedule 2.2(a), less (iv) the Estimated Net Debt (as defined in Section 2.5(c) below) plus or minus (v) the Estimated Working Capital Adjustment, if any (as defined in Section 2.5(c) below). "Adjusted Estimated Total Merger Consideration" is equal to the Estimated Total Merger Consideration plus the aggregate exercise prices of all unexercised Company Stock Options and Company Warrants held by Securityholders. Transaction expenses and debt prepayment expenses incurred by the Company will be paid as of the Closing Date.


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
           (b) Payment of Liquidation Preference.

               (i) At the Closing, for each share of Company Preferred Stock to be converted pursuant to Section 2.1(c), Parent shall deliver to the holders of the Company Preferred Stock an amount in cash equal to (A) $3,600,000 (the "Liquidation Preference"), divided by (B) the number of shares of Company Preferred Stock and the number of shares of Company Stock subject to Company Warrants to be converted in the Merger; and

               (ii) At the Closing, for each Company Warrant to be terminated pursuant to Section 2.4, Parent shall deliver to the holders of the Company Warrants an amount in cash equal to (A) the Liquidation Preference, divided by (B) the number of shares of Company Preferred Stock and the number of shares of Company Stock subject to Company Warrants to be converted in the Merger, multiplied by (C) the number of shares of Company Stock subject to any such Company Warrants.

                (c) Conversion of Company Stock held by Principal Stockholders. At the Closing, for each share of Company Stock to be converted pursuant to
Section 2.1(c), Parent shall deliver to such holder of Company Stock listed on Annex A hereto and identified as a Principal Stockholder thereon (the "Principal Stockholders" and together with the holders of Principal Warrants and Principal Options, the "Principal Securityholders"), or, with respect to any amounts to be deposited into escrow, to the Escrow Agent on behalf of each such Principal
Stockholder:

               (i) an amount in cash equal to (A) (1) eighty percent (80%) of the Estimated Total Merger Consideration less (2) the Liquidation Preference less (3) the aggregate amount of cash payable pursuant to Sections 2.2(e) and (f), plus (4) the aggregate exercise prices of all unexercised Company Stock Options and Company Warrants held by Principal Securityholders divided by (5) (a) the aggregate number of shares of Company Stock held by Principal Stockholders (the "Principal Capital Stock"), plus (b) the aggregate number of shares of Company Stock subject to Company Stock Options held by Principal Securityholders (such Company Stock Options, the "Principal Options"), plus (c) the aggregate number of shares of Company Stock subject to Company Warrants held by Principal Securityholders (such Company Warrants, the "Principal Warrants", collectively with the Principal Capital Stock and the Principal Options, the "Principal Securities") minus (B) (1) such Principal Stockholder's proportionate share (based on the Total Company Share Amount) of the Working Capital Reserve (as defined in Section 9.6), divided by (2) (a) the number of shares of Company Stock held by such Principal Stockholder, plus (b) the number of shares of Company Stock subject to Company Stock Options held by


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          such Principal Stockholder, plus (c) the aggregate number of shares of
          Company Stock subject to Company Warrants held by such Principal Stockholder minus (C) (1) such Principal Securityholder's proportionate share (based on the Total Principal Share Amount) of $5,000,000 in cash (the "Cash Escrow Amount"), divided by (2) (a) the number of shares of Company Stock held by such Principal Stockholder, plus (b) the number of shares of Company Stock subject to Company
          Stock Options held by such Principal Stockholder, plus (c) the aggregate number of shares of Company Stock subject to Company
          Warrants held by such Principal Stockholder plus (D) any cash due to such Principal Stockholder in lieu of fractional shares that otherwise would have been issued under Section 2.2(c)(ii) in accordance with
          Section 2.2(h); and

               (ii) a number of validly issued, fully paid and non-assessable shares of common stock, par value $.10 per share, of Parent ("Parent Common Stock") equal to (A) (1) twenty percent (20%) of the Estimated Total Merger Consideration minus (B) (1) the Principal Stockholder's proportionate share (based on the Total Principal Share Amount) of a number of shares of Parent Common Stock equal to $30,000,000 valued at the Parent Per Share Value (the "Stock Escrow Amount"), divided by (2) the number of shares of Company Stock held by such holder, divided by
          (C) the Parent Per Share Value minus (D) any cash due to such Principal Stockholder in lieu of fractional shares in accordance with
          Section 2.2(h), subject to adjustment in accordance with Section 2.2(j). For purposes of this Agreement, the per share value of Parent Common Stock (the "Parent Per Share Value") shall be equal to the average of the average per share closing price of Parent Common Stock on the Nasdaq (as reported by The Wall Street Journal, Eastern Edition, or, if not reported thereby, any other authoritative source) for (i) the ten (10) trading days ending with the second trading day immediately preceding the date hereof, and (ii) the ten (10) trading days ending with the second trading day immediately preceding the Closing Date, as equitably adjusted for any Organic Change to Parent Common Stock that occurs after the date hereof, but prior to the Effective Time.

           (d) Conversion of Company Stock Options and Company Warrants held by Principal Securityholders. At Closing, for each Company Stock Option and Company Warrant held by Principal Securityholders to be terminated pursuant to Section
2.4 below, Parent shall deliver to such Principal Securityholder or, with respect to any amounts to be deposited into escrow, to the Escrow Agent on behalf of such holder:

               (i) an amount in cash equal to (A) the excess of (1) (a) eighty percent (80%) of the Estimated Total Merger Consideration less (b) the Liquidation Preference plus (c) the aggregate exercise prices of all unexercised Company Stock Options and Company Warrants held by Principal Securityholders less (d) the aggregate amount of cash payable pursuant to Sections 2.2(e) and (f), divided by (e) the number of shares of Company Stock subject to such Company Stock Option or Company Warrant held by such holder over (2) the per-share exercise price of such Company Stock Option or Company Warrant, minus (3) such Principal Securityholder's proportionate share (based on the Total Company Share Amount) of the Working Capital Reserve, divided by the


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          number of shares of Company Stock subject to such Company Stock Option or Company Warrant held by such Principal Stockholder minus (4) such Principal Securityholder's proportionate share (based on the Total Principal Share Amount) of the Cash Escrow Amount, divided by the number shares of Company Stock subject to such Company Stock Option or Company Warrant held by such Principal Securityholder plus (5) any cash due to such Principal Securityholder in lieu of fractional shares that otherwise would have been issued under Section 2.2(d)(ii) in accordance with Section 2.2(h), multiplied by (B) the number of shares subject to such Company Stock Option or Company Warrant; and

               (ii) a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to (A) the excess of (1) (a) twenty percent (20%) of the Estimated Total Merger Consideration, divided by (b) the number of shares of Company Stock subject to such Company Stock Option or Company Warrant, over (2) the per-share exercise price of such Company Stock Option or Company Warrant minus
          (3) such Principal Securityholder's proportionate share (based on the Total Principal Share Amount) of the Stock Escrow Amount, divided by the number of shares of Company Stock subject to such Company Stock Option or Company Warrant held by such Principal Securityholder, divided by (4) the Parent Per Share Value, minus (5) any cash due to such Principal Securityholder in lieu of fractional shares in accordance with Section 2.2(h), subject to adjustment in accordance with Section 2.2(j) multiplied by (B) the number of shares subject to such Company Stock Option or Company Warrant.

           (e) Conversion of Company Stock held by Securityholders (other than the Principal Stockholders). At Closing, for each share of Company Stock to be converted pursuant to Section 2.1(c), Parent shall deliver to the Securityholders (other than the Principal Stockholders) or, with respect to any amounts to be deposited into escrow, to the Escrow Agent on behalf of such Securityholder, an amount in cash equal to (i) (A) the Adjusted Estimated Total Merger Consideration, less (B) the Liquidation Preference, divided by (ii) the Total Company Share Amount less (iii) such Securityholder's proportionate share (based on the Total Company Share Amount) of the Working Capital Reserve, divided by the number of shares of Company Stock held by such Securityholder. In addition, Parent shall deliver to the Escrow Agent such Securityholder's proportionate share (based on the Total Company Share Amount) of the Working Capital Reserve.

           (f) Conversion of Company Stock Options held by Securityholders (other than the Principal Securityholders). At Closing, for each Company Stock Option to be terminated pursuant to Section 2.4 below, Parent shall deliver to such holder (other than holders of Company Stock Options that are Principal Securityholders) or, with respect to any amounts to be deposited into escrow, to the Escrow Agent on behalf of such holder, an amount in cash equal to (i) the excess of (A) (1) the Adjusted Estimated Total Merger Consideration, less (2) the Liquidation Preference, divided by (3) the Total Company Share Amount, over
(B) the per-share exercise price of such Company Stock Option, multiplied by
(ii) the number of shares subject to such Company Stock Option minus (iii) such Securityholder's proportionate share (based on the Total Company Share Amount) of the Working Capital Reserve, divided by the number of shares of Company Stock subject to Company Stock Options held by such Securityholder and to be converted in the Merger.

           (g) Payment of True-Up Amounts. The True-Up Amounts, if any, owed after the Closing by either Parent or the Securityholders under Section 2.5 shall be paid at such times and in such manner as provided for in Section 2.5(d).

           (h) Fractional Shares. No fractional shares of Parent Common Stock shall be issued in the Merger. Each record holder of Principal Securities shall be entitled to receive in lieu of any fractional shares of Parent Common Stock to which such holder otherwise would have been entitled pursuant to this Agreement (after taking into account all shares of Principal Securities then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest in a share of Parent Common Stock to which such holder otherwise would have been entitled and (ii) the Parent Per Share Value.

           (i) Withholding Taxes. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Company Stock or Company Warrants pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of Tax Law. To the extent amounts are so withheld and paid over to the appropriate Taxing Authority, Parent shall be treated as though it withheld from the type of consideration from which withholding is required, an appropriate amount otherwise payable pursuant to this Agreement to any holder of Company Stock or Company Warrants in order to provide for such withholding obligation and such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of Company Stock or Company Warrants. If withholding is required from shares of Parent Common Stock, Parent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate Taxing Authority.

           (j) Adjustments. If at the Effective Time, (x) the sum of (i) the number of shares of Parent Common Stock delivered to the Principal Securityholders or deposited into escrow pursuant to Section 2.2(c)(ii) and
(d)(ii) exceeds (y) twenty percent of the aggregate number of shares of Parent Common Stock then issued and outstanding, then the number of shares of Parent Common Stock delivered to the Principal Securityholders pursuant to Section 2.2(c)(ii) and (d)(ii) shall be reduced so that clause (x) above equals 19.9% of clause (y) above and the amount of cash delivered to the Principal Securityholders pursuant to Section 2.2(c)(i) and (d)(i) shall be increased proportionately so the Principal Stockholders shall receive the same economic effect as contemplated by this Agreement prior to such action.

           2.3. Delivery of Certificates.

           (a) Delivery Procedures. At the Effective Time or promptly thereafter, each record holder of shares of Company Stock (other than Dissenting Shares) shall surrender to Parent, all Certificates held by such holder which immediately prior to the Effective Time evidenced issued and outstanding shares of Company Stock. No interest shall accrue or be paid on any amount payable upon surrender of the certificates. Parent shall distribute a letter of transmittal, a form of Joinder Agreement and other customary documents to all stockholders of record of the Company at least five (5) Business Days in advance of the scheduled Closing Date. As promptly as practicable following surrender of a Certificate to Parent, together with such letter of transmittal and the Joinder Agreement, each duly executed, and such other customary documents as may be required by applicable Laws, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, paid in accordance with
Section 2.2. If any Certificate shall have been lost, stolen or destroyed, in lieu of delivering such Certificate, a record holder may make an affidavit of that fact claiming such Certificate is lost, stolen or destroyed and, if required by Parent, post a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against Parent on account of the alleged loss, theft or destruction of any such Certificate.

           (b) No Further Rights in Company Stock, Company Stock Option or Company Warrant. All shares of Parent Common Stock issued and cash paid in accordance with Section 2.2 upon conversion of the shares of Company Stock (other than Dissenting Shares) and cancellation of the Company Stock Options and the Company Warrants in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Stock, such Company Stock Options and Company Warrants.

           (c) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Stock, Company Stock Option or Company Warrant for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or any cash to be paid in accordance with
Section 2.2, which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

           2.4. Company Stock Options and Company Warrants.

           (a) Immediately prior to the Effective Time, each then outstanding warrant to purchase Company Preferred Stock (a "Company Warrant") and each then outstanding option to purchase Company Common Stock (a "Company Stock Option" and, together with the Company Warrants and the Company Stock, collectively, the "Company Securities"), whether or not then exercisable, shall be cancelled by the Company, and in consideration of such cancellation (and except to the extent that Parent or Merger Sub and the holder of any such Company Warrant or Company Stock Option otherwise agree), such holder shall be entitled to receive for each Company Warrant or Company Stock Option an amount, payable in accordance with
Section 2.2, equal to (i) the excess of (A) Adjusted Final Total Merger Consideration, divided by the Total Company Share Amount over (B) the per-share exercise price of such Company Warrant or Company Stock Option multiplied by
(ii) the number of shares subject to such Company Warrant or Company Stock
Option.

           (b) The Company shall take all actions necessary and appropriate so that all stock option or other equity based plans maintained with respect to the Company Stock (each, a "Company Stock Option Plan"), shall terminate as of the Effective Time and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall take all actions to ensure that following the Effective Time no holder of a Company Warrant or a Company Stock Option or any participant in any Company Stock Option Plan shall have any right thereunder to acquire any stock of the Company, Parent, Merger Sub or the Surviving Corporation.

           2.5. Merger Consideration Adjustment.

           (a) Set forth on Schedule 2.5(a)(i) is a reasonably detailed calculation of the target $13,100,000 in working capital (the "Working Capital") of the Company and the Company Subsidiaries on a consolidated basis as of the Closing Date (the "Target Working Capital"), prepared in accordance with (i) the books and records of the Company and the Company Subsidiaries and (ii) the accounting principles set forth in Schedule 2.5(a)(i) (the "Accounting Principles"). For the avoidance of doubt, for purposes of this Agreement, Working Capital shall not include cash or short-term Indebtedness.

           (b) For purposes of this Agreement, "Net Debt" shall mean the amount of Indebtedness (including any prepayment penalty) of the Company and the Company Subsidiaries on a consolidated basis less the amount of cash held by the Company and the Company Subsidiaries immediately prior to the Closing. For the avoidance of doubt, any asset or liability included in the calculation of Working Capital will not be included in the calculation of Net Debt so that the calculation of Working Capital and Net Debt do not double count any asset or liability.

           (c) At least two days prior to the Closing Date, the Company shall prepare and deliver to Parent a statement setting forth a reasonably detailed calculation of the Company's good faith estimate of: (i) the Working Capital of the Company and the Company Subsidiaries on a consolidated basis as of the Closing Date (or, if the Closing Date occurs after February 28, 2006 and on or before March 3, 2006, then such amount shall be calculated as of February 28,
2006) ("Estimated Working Capital") prepared in accordance with (A) the books and records of the Company and the Company Subsidiaries and (B) the Accounting Principles; (ii) the amount by which Estimated Working Capital is greater than or less than Target Working Capital (such amount, if and to the extent it exceeds $1,000,000, the "Estimated Working Capital Adjustment") and (iii) the Net Debt of the Company and the Company Subsidiaries on a consolidated basis as of the Closing Date (the "Estimated Net Debt") prepared in accordance with (A) the books and records of the Company and the Company Subsidiaries and (B) the Accounting Principles. Notwithstanding the foregoing, if Parent disagrees with such working capital calculations, then there shall not be an Estimated Working Capital Adjustment.

           (d) Post-closing adjustment. Parent shall prepare and deliver to the Stockholder Representative, within ninety (90) days following the Closing Date, a statement (the "Closing Statement") setting forth a reasonably detailed calculation of:

                (i) the Working Capital of the Company and the Company Subsidiaries on a consolidated basis (the "Final Working Capital") as of the Closing Date (or February 28, 2006, as the case may be) prepared in accordance with (A) the books and records of the Company and the Company Subsidiaries and
(B) the Accounting Principles;

                (ii) the Net Debt of the Company and the Company Subsidiaries on a consolidated basis (the "Final Net Debt") as of the Closing Date, prepared in accordance with (A) the books and records of the Company and the Company Subsidiaries and (B) the Accounting Principles;

                (iii) the "Working Capital True-Up Amount", which for purposes of this Agreement, shall be defined as follows: (A) to the extent that there was an Estimated Working Capital Adjustment, the amount by which Final Working Capital is greater than or less than Estimated Working Capital, or (B) to the extent that there was not an Estimated Working Capital Adjustment, the amount by which Final Working Capital is greater than or less than Target Working Capital (provided that for purposes of (B) only, there shall only be a True-Up Amount if and to the extent that such amount exceeds $1,000,000);

                (iv) an aggregate adjustment to the Estimated Total Merger Consideration (such adjustment, the "Net Debt True-Up Amount", and together with the Working Capital True-Up Amount, the "True-Up Amounts"), which may be positive or negative, and which shall be equal to the Final Net Debt minus the Estimated Net Debt.

           (e) The Stockholder Representative shall have thirty (30) days from its receipt of the Closing Statement (the "Objection Period") to review the Closing Statement. Parent shall grant the Stockholder Representative and his Affiliates and representatives access at reasonable times and places and upon reasonable advance notice to all books, records and employees of the Surviving Corporation that is reasonably requested by the Stockholder Representative in connection with his review of the Closing Statement. Upon the expiration of the Objection Period, the Stockholder Representative, on behalf of all Securityholders, shall be deemed to have accepted, and shall be bound by, the Closing Statement and the calculation therein of the True-Up Amounts, unless the Stockholder Representative shall have informed Parent in writing of its disagreement with the Closing Statement prior to the expiration of the Objection Period (the "Objection"), specifying each disputed item and setting forth in reasonable detail the basis for each such dispute (each, a "Disputed Item"). Parent shall have thirty (30) days from the date on which it receives the Objection (the date on which such thirty (30) day period ends, the "Response Date") to review and respond to such Objection. If Parent and the Stockholder Representative are able to negotiate a mutually agreeable resolution of each Disputed Item, and each signs a certificate to that effect, the Closing Statement and the calculation therein of the True-Up Amounts, as adjusted to reflect such resolution, shall be deemed final, non-appealable and binding for purposes of this Agreement. If within thirty (30) days of the Response Date any Disputed Items have not been resolved, Parent and the Stockholder Representative shall refer such Disputed Items to the New York office of Deloitte & Touche LLP (the "Accounting Referee") (or if unable or unwilling to accept such mandate, an independent accounting firm to be mutually agreed upon by the Stockholder Representative and Parent) and who shall accept its appointment within seven (7) days after such referral, to make a final, non-appealable and binding determination as to such remaining Disputed Items pursuant to the terms hereof. If Parent and the Stockholder Representative cannot agree on the selection of an independent accounting firm to act as the Accounting Referee within sixty (60) days of the Response Date, Parent and the Stockholder Representative shall petition a court of competent jurisdiction, to appoint such an independent accounting firm (which must be a nationally recognized accounting firm with substantial experience with complex financial transactions of the type set forth in this Agreement) and such appointment shall be conclusive and binding on the Parties. The Accounting Referee shall be directed to make a determination in accordance with Section 2.5(f) below of the Disputed Items promptly, but no later than sixty (60) days, after acceptance of its appointment. Parent and the Stockholder Representative agree to use their commercially reasonable efforts to effect the selection and appointment of the Accounting Referee pursuant to this
Section 2.5(e), including executing an engagement agreement with the Accounting Referee providing for reasonable and customary compensation and other terms of such engagement. Parent and the Stockholder Representative shall make readily available to the Accounting Referee all relevant books, records and employees of the Company and the Surviving Corporation that are reasonably requested by the Accounting Referee in connection with the Accounting Referee's review of any Disputed Items; provided that Parent, the Stockholder Representative and their respective Affiliates shall not be obligated to provide any information the disclosure of which would jeopardize any privilege available to such Person relating to such information or which would cause such Person to breach a confidentiality obligation to which it is bound; and provided further that Parent, the Stockholder Representative and their respective Affiliates shall use their best efforts to minimize the effects of any such limitations.

           (f) If Disputed Items are referred to the Accounting Referee for resolution pursuant to Section 2.5(e) above, the Accounting Referee (i) shall determine only with respect to the Disputed Items submitted whether and to what extent, if any, the True-Up Amounts set forth in the Closing Statement requires adjustment, (ii) shall utilize the Accounting Principles without modification and (iii) shall not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party. Any finding by the Accounting Referee shall be a reasoned award stating in reasonable detail the findings of fact on which it is based, shall be final, non-appealable and binding upon the Parties and shall be the sole and exclusive remedy between the Parties regarding the Disputed Items so presented. The fees and expenses of the Accounting Referee shall be borne by Parent and the Securityholders in the same proportion that the dollar amount of Disputed Items which are not resolved in favor of Parent or the Securityholders, as applicable, bears to the total dollar amount of Disputed Items resolved by the Accounting Referee.

For illustration purposes only, (A) if the total amount of Disputed Items by the Stockholder Representative is $1,000, and the Stockholder Representative, on behalf of all Securityholders, is awarded $500 by the Accounting Referee, Parent and the Securityholders shall bear the Accounting Referee's fees and expenses equally; or (B) if the total amount of Disputed Items by the Stockholder Representative is $1,000, and the Stockholder Representative, on behalf of all Securityholders, is awarded $250 by the Accounting Referee, the Securityholders shall bear seventy five percent (75%) and Parent shall bear twenty five percent (25%) of the Accounting Referee's fees and expenses. Each of Parent and the Securityholders shall bear the fees, costs and expenses of its own accountants and all of its other expenses incurred in connection with matters contemplated by this Section 2.5.

           (g) Payment of the True-Up Amounts.

                (i) Payment of the True-Up Amounts shall be made (i) if no Objection is made by the Stockholder Representative during the Objection Period, within five (5) Business Days following the expiration of the Objection Period or (ii) if the Stockholder Representative submits an Objection within the Objection Period, within five (5) Business Days following final resolution of all Disputed Items by either Parent and the Stockholder Representative or the Accounting Referee.

                (ii) If the True-Up Amounts, when added together, yield a positive number, then Parent shall pay such net amount in cash to the Securityholders in the same proportion as the payment of the Estimated Merger Consideration pursuant to Section 2.2 hereof.

                (iii) If the True-Up Amounts, when added together, yield a negative number, then the Securityholders shall pay such net amount to Parent in accordance with the provisions of Section 9.6 hereof.

                (iv) In addition, if the True-Up Amounts, when added together, yield a positive number, then the Escrow Agent shall release to the Stockholder Representative for benefit of the Securityholders all cash in the Working Capital Reserve in their proportionate share (based on the Total Company Share Amount) of such amount. If the True-Up Amounts, when added together, yield a negative number but less than the Working Capital Reserve, then the Escrow Agent shall release to the Stockholder Representative for benefit of the Securityholders all cash in the Working Capital Reserve Account in excess of the net True-Up Amounts and such amounts shall be released to the Securityholders in their proportionate share (based on the Total Company Share Amount) of such amount.

                (v) Prior to payment being made in accordance with this Section 2.5, the True-Up Amounts shall be adjusted to include interest accruing on such True-Up Amounts from and including the Closing Date through and including the day before the date of such payment, at a per annum rate equal to the prime lending rate as reported in The Wall Street Journal, Eastern Edition (under the heading "Money Rates") as at the Closing Date, calculated on the basis of a year of 365 days and the actual number of days elapsed.

                                  ARTICLE III

    REPRESENTATIONS AND WARRANTIES RELATING TO THE PRINCIPAL SECURITYHOLDERS
    ------------------------------------------------------------------------

           Each Principal Securityholder, severally and not jointly, hereby represents and warrants to Parent and Merger Sub that:

           3.1. Authorization of Agreement. Such Principal Securityholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by such Principal Securityholder in connection with the consummation of the transactions contemplated by this Agreement, including the Joinder Agreement (the "Principal Securityholder Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Principal Securityholder Documents, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized and approved by all required action on the part of such Principal Securityholder. This Agreement has been, and each of the Principal Securityholder Documents will be at or prior to the Closing, duly and validly executed and delivered by such Principal Securityholder and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes, and each of the Principal Securityholder Documents when so executed and delivered will constitute, legal, valid and binding obligations of such Principal Securityholder, enforceable against such Principal Securityholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

           3.2. Conflicts; Consents of Third Parties.

           (a) None of the execution and delivery by such Principal Securityholder of this Agreement or the Principal Securityholder Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Principal Securityholder with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under any provision of (i) if applicable, the certificate of incorporation and bylaws or comparable organizational documents of such Principal Securityholder; (ii) any material Contract or Permit to which any Principal Securityholder is a party or by which any of the properties or assets of such Principal Stockholder are bound; (iii) any material Order of any Governmental Body applicable to such Principal Securityholder or by which any of the properties or assets of such Principal Securityholder are bound; or (iv) any applicable Law.

           (b) Except as set forth on Schedule 3.2(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of such Principal Securityholder in connection with the execution and delivery of this Agreement, the Principal Securityholder Documents, the compliance by such Principal Securityholder with any of the provisions hereof, or the consummation of the transactions contemplated hereby.

           3.3. Ownership. Except as set forth on Schedule 3.3, such Principal Securityholder is the record and beneficial owner of the Company Securities indicated as being owned by such Principal Securityholder on Schedule 3.3, free and clear of any and all Liens.

           3.4. Litigation. Except as set forth on Schedule 3.4 or as disclosed in the Joinder Agreement, there is no Legal Proceeding pending or, to the Knowledge of such Principal Securityholder, threatened against such Principal Securityholder or to which such Principal Securityholder is otherwise a party relating to this Agreement, the Principal Securityholder Documents or the transactions contemplated hereby or thereby.

           3.5. Financial Advisors. Except as set forth on Schedule 3.5 or as disclosed in the Joinder Agreement, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for such Principal Securityholder in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

           3.6. Investment Representations.

           (a) The shares of Parent Common Stock are being acquired pursuant to the terms and subject to the conditions of this Agreement for such Principal Securityholder's own account for investment purposes only and not with a view to the distribution thereof in violation of the Securities Act or any state securities or "blue sky" law.

           (b) The shares of Parent Common Stock, at the time of issuance hereunder, are not being registered under the Securities Act or any state securities or "blue sky" law and such shares will not be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption therefrom.

           (c) Such Principal Securityholder, either alone or with such Principal Securityholder's representative, has such knowledge and experience in financial and business matters that such Principal Securityholder is capable of evaluating the merits and risks of the prospective investment in the shares of Parent Common Stock and able to bear the economic consequences thereof and such Principal Securityholder qualifies as an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

           (d) In making such Principal Securityholder's decision to invest in the shares of Parent Common Stock, such Principal Securityholder has relied upon independent investigations made by such Principal Securityholder and, to the extent believed by such Principal Securityholder to be appropriate, such Principal Securityholder's representatives, including such Principal

Securityholder's own professional, tax and other advisors, and has not relied upon any representation or warranty from Parent, the Company or any of their respective directors, officers, employees, agents, affiliates or representatives with respect to the value of the shares of Parent Common Stock.

           (e) Neither Parent nor the Company has made any representation, warranty, acknowledgment or covenant, in writing or otherwise, to such Principal Securityholder regarding the tax consequences, if any, of the Merger or of the resale of the shares of Parent Common Stock by such Principal Securityholder. Such Principal Securityholder and such Principal Securityholder's representatives have been given a full opportunity to examine all documents relating to the transactions contemplated hereby, including this Agreement, and to ask questions of, and to receive answers from, Parent, the Company and their respective representatives concerning, the terms of the this Agreement, such Principal Securityholder's investment in the shares of Parent Common Stock and the business of Parent and such other information as such Principal Securityholder desires in order to evaluate an investment in the shares of Parent Common Stock, and all such questions have been answered to the full satisfaction of such Principal Securityholder.

           (f) Such Principal Securityholder has been furnished with all publicly available information about Parent's assets, operations, and business activities which such Principal Securityholder has requested and which such Principal Securityholder considers necessary or relevant to enable such Principal Securityholder to make a decision about such Principal
Securityholder's acquisition of the shares of Parent Common Stock.

           (g) Such Principal Securityholder has evaluated the merits and risks of an investment in the shares of Parent Common Stock and has determined that the shares of Parent Common Stock are a suitable investment for such Principal Securityholder in light of such Principal Securityholder's overall financial condition and prospects.

           (h) Such Principal Securityholder has been advised, and is aware, that market prices of shares of stock of publicly traded companies fluctuate and that there can be no assurance as to the future performance of any given securities, including the shares of Parent Common Stock.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY
             ------------------------------------------------------

           The Company hereby represents and warrants to Parent and Merger Sub that:

           4.1. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect on the Company (a "Company Material Adverse Effect").

           4.2. Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the transactions contemplated by this Agreement (the "Company Documents"), and subject to obtaining Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Company Documents, and the consummation of the transactions contemplated hereby and thereby (subject to obtaining Stockholder approval), have been duly authorized and approved by all required corporate action on the part of the Company and, except for obtaining the Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been, and each of the Company Documents will be when executed at Closing, duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

           4.3. Conflicts; Consents of Third Parties.

           (a) Except as set forth on Schedule 4.3(a), and subject to the Stockholder Approval, none of the execution and delivery by the Company of this Agreement or the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of Company under, any provision of (i) the certificate of incorporation and bylaws or comparable organizational documents of the Company;
(ii) any Contract or Permit to which the Company is a party or by which any of the properties or assets of the Company are bound; (iii) any Order applicable to the Company or any of the properties or assets of the Company; or (iv) any applicable Law, except in the case of clauses (ii), (iii) or (iv) for such violations, breaches, conflicts or defaults as could not reasonably be expected to have a Company Material Adverse Effect.

           (b) Except as set forth on Schedule 4.3(b), and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Company in connection with (i) the execution and delivery of this Agreement, the Company Documents, respectively, the compliance by the Company with any of the provisions hereof and thereof, or the consummation of the transactions contemplated hereby or thereby, except for those the failure of which to be made or obtained would not result in a Company Material Adverse Effect or (ii) to the Knowledge of the Company, the continuing validity and effectiveness immediately following the Closing of any material Permit or Contract of the Company (without regard to any circumstances related to Parent or its Subsidiaries).

           4.4. Capitalization.

           (a) The authorized capital stock of the Company consists of 7,000,000 shares of Company Preferred Stock and 8,000,000 shares of common stock, par value $.001 per share, of the Company Common Stock. As of the date hereof, there are 5,506,606 shares of Company Preferred Stock issued and outstanding 142,334 shares of Company Common Stock issued and outstanding and 36,715 shares of Company Preferred Stock held by the Company as treasury stock. All of the issued and outstanding shares of Company Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. All of the outstanding shares of Company Stock are owned of record by the holders and in the respective amounts as are set forth on Schedule 4.4(a).

           (b) Schedule 4.4(b) sets forth the holders of Company Stock Options and Company Warrants and the respective number of shares of Company Stock subject to each outstanding Company Stock Option and Company Warrant, and the applicable exercise price, expiration date and vesting date. Except for Company Stock Options and Company Warrants described in Schedule 4.4(b), there is no existing option, warrant, call, right or Contract to which any Securityholder or the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company. Except as set forth in Schedule 4.4(b), there are no obligations, contingent or otherwise, of the Company to (i) repurchase, redeem or otherwise acquire any shares of Company Stock, or (ii) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any Person. Except as set forth on Schedule 4.4(b), there are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which Securityholders of the Company may vote. Except as set forth on Schedule 4.4(b), there are no voting trusts, irrevocable proxies or other Contracts or understandings to which the Company or any Securityholder is a party or is bound with respect to the voting or consent of any shares of Company Stock or Company Warrants.

           4.5. Company Subsidiaries and Affiliated Entities.

           (a) Schedule 4.5 sets forth the name of each Subsidiary of the Company (each a "Company Subsidiary"). Each Company Subsidiary is a duly organized and validly existing corporation, partnership or other entity in good standing under the laws of the jurisdiction of its incorporation or organization and is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Company Material Adverse Effect.

           (b) Each Company Subsidiary has all requisite corporate or entity power and authority to own its properties and carry on its business as presently conducted.

           (c) The outstanding shares of capital stock or equity interests of each Company Subsidiary are validly issued, fully paid and non-assessable and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar right. All such shares or other equity interests represented as being owned by the Company or any of the Company Subsidiaries are owned by them free and clear of any and all Liens, except as set forth in Schedule 4.5. No shares of capital stock are held by any Company Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract to which any Company Subsidiary is a party requiring, and there are no convertible securities of any Company Subsidiary outstanding which upon conversion would require, the issuance of any shares of capital stock or other equity interests of any Company Subsidiary or other securities convertible into shares of capital stock or other equity interests of any Company Subsidiary.

           (d) The Company does not own, directly or indirectly, any capital stock or equity securities of any Person other than the Company Subsidiaries. Except as set forth on Schedule 4.5, there are no material restrictions on the ability of the Company Subsidiaries to make distributions of cash to their respective equity holders.

           4.6. Corporate Records.

           (a) The Company has delivered to Parent true, correct and complete copies of the certificate of incorporation (certified by the Secretary of State of Delaware) and bylaws (certified by the secretary) of the Company and the organizational documents of each of the Company Subsidiaries, each as amended and in effect on the date hereof.

           (b) The minute books of the Company and each Company Subsidiary previously made available to Parent contain true, correct and complete records in all material respects of all meetings and accurately reflect in all material respects all other corporate action of the Securityholders and board of directors (including committees thereof) of the Company and the Company Subsidiaries. The stock certificate books and stock transfer ledgers of the Company and the Company Subsidiaries previously made available to Parent are true, correct and complete in all material respects. All stock transfer taxes levied, if any, or payable with respect to all transfers of shares of the Company prior to the date hereof have been paid and appropriate transfer tax stamps affixed.

           4.7. Financial Statements.

           (a) The Company has delivered to Parent copies of (i) the audited consolidated balance sheet of the Company as at December 31, 2004 and the related audited consolidated statement of income and of cash flows of the Company for the year then ended, (ii) the unaudited consolidated balance sheet of the Company as at September 30, 2005 and the related consolidated statements of income and cash flows of the Company for the nine month period then ended,
(iii) the audited consolidated balance sheets of Four Seasons Healthcare, Inc. ("Four Seasons") as at December 31, 2003 and 2002 and the related audited consolidated statements of income and of cash flows of Four Seasons for the years then ended, (iv) the audited consolidated balance sheets of Wiregrass Hospice, Inc. ("Wiregrass") as at December 31, 2003 and 2002 and the related audited consolidated statements of income and of cash flows of Wiregrass for the years then ended and (v) the audited consolidated balance sheets of Capital Health Management Group, Inc. ("CHMG") as at December 31, 2004, 2003 and 2002 and the related audited consolidated statements of income and of cash flows of CHMG for the years then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied (except with respect to the unaudited financial statements which lack footnotes and other presentation items and are subject to normal year-end audit adjustments) by the Company or such other entity without modification of the accounting principles used in the preparation thereof throughout the periods presented except as may be noted therein and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company or such other entity as at the dates and for the periods indicated therein. The consolidated balance sheet of the Company as at September 30, 2005 is referred to herein as the "Balance Sheet" and September 30, 2005 is referred to herein as the "Balance Sheet Date."

           (b) All books, records and accounts of the Company and the Company Subsidiaries are accurate and complete in all material respects and are maintained in all material respects in accordance with good business practice and all applicable Laws. The Company and the Company Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

           (c) The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's auditors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

           (d) The Company has adequate record retention rules, policies and procedures as appropriate for the conduct of its business as it has been conducted, and the Company has at all times complied in all material respects with such rules, policies and procedures.

           4.8. No Undisclosed Liabilities. Except as set forth on Schedule 4.8, neither the Company nor any Company Subsidiary has any Indebtedness or Liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than (i) those specifically reflected on and fully reserved against in the Balance Sheet, (ii) those that are immaterial to the Company or any Company Subsidiary or (iii) Liabilities (but not Indebtedness) incurred in the Ordinary Course of Business since the Balance Sheet Date or in connection with the transactions contemplated hereby.

           4.9. Absence of Certain Developments. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.9, since December 31, 2004 (i) the Company and the Company Subsidiaries have conducted their business only in the Ordinary Course of Business and (ii) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate with any such events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, since the December 31, 2004:

                (i) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of the Company or any Company Subsidiary having a replacement cost of more than $100,000 for any single loss or $250,000 for all such losses; (ii) there has not been any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Company Subsidiary of any outstanding shares of capital stock or other securities of, or other ownership interest in, the Company or any Company Subsidiary;

                (iii) neither the Company nor any Company Subsidiary has awarded or paid any bonuses to employees of the Company or any Company Subsidiary with respect to the fiscal year most recently ended, except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company's or any Company Subsidiary's directors, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such directors, officers, employees, agents or representatives, except in each case, in the Ordinary Course of Business;

                (iv) there has not been any change by the Company or any Company Subsidiary in accounting or Tax reporting principles, methods or policies;

                (v) neither the Company nor any Company Subsidiary has made or rescinded any election relating to Taxes or settled or compromised any claim relating to Taxes;

                (vi) neither the Company nor any Company Subsidiary has entered into any material transaction or Contract other than in the Ordinary Course of Business;

                (vii) neither the Company nor any Company Subsidiary has failed to promptly pay and discharge material current liabilities when due except where disputed in good faith by appropriate proceedings;

                (viii) neither the Company nor any Company Subsidiary has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Securityholder or any director, officer, partner, stockholder or Affiliate of any Securityholder (other than as between the Company and the Company Subsidiaries or as between Company Subsidiaries);

                (ix) except for capitalized leases entered into in the Ordinary Course of Business, neither the Company nor any Company Subsidiary has (A) mortgaged, pledged or subjected to any Lien any of its assets, or (B) acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except, in the case of clause (B), for assets acquired, sold, assigned, transferred, conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

                (x) neither the Company nor any Company Subsidiary has discharged or satisfied any Lien, or paid any Liability, except in the Ordinary Course of Business;

                (xi) neither the Company nor any Company Subsidiary has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company;

                (xii) neither the Company nor any Company Subsidiary has made or committed to make any capital expenditures or capital additions or betterments in excess of $50,000 individually or $250,000 in the aggregate;

                (xiii) neither the Company nor any Company Subsidiary has issued, created, incurred, assumed, guaranteed, endorsed or otherwise become liable or responsible with respect to (whether directly, contingently, or otherwise) any material Indebtedness;

                (xiv) neither the Company nor any Company Subsidiary has granted any license or sublicense of any rights under or with respect to any Intellectual Property except in the Ordinary Course of Business;

                (xv) neither the Company nor any Company Subsidiary has instituted any Legal Proceeding or settled any Legal Proceeding which would in the aggregate be material to the Company; and

                (xvi) none of the Principal Securityholders or the Company has agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 4.9.

           4.10. Taxes.

           (a) (i) All income, franchise and all other material Tax Returns required to be filed by or on behalf of each of the Company, any Company Subsidiary and any Affiliated Group of which the Company or any Company Subsidiary is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all Taxes payable by or on behalf of each of the Company, any Company Subsidiary and any Affiliated Group of which the Company or any Company Subsidiary is or was a member have been fully and timely paid. With respect to any period for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and each Company Subsidiary.

           (b) The Company and each Company Subsidiary has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

           (c) Parent has received complete copies of (i) all federal, state, local and foreign income, franchise and all other material Tax Returns of the Company and the Company Subsidiaries relating to the taxable periods for the last three years and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to the Company or any Company Subsidiary.

           (d) Schedule 4.10 lists (i) all material types of Taxes paid, and all types of Tax Returns filed by or on behalf of Company or any Company Subsidiary, and (ii) all of the jurisdictions that impose such Taxes or with respect to which the Company or any Company Subsidiary has a duty to file such Tax Returns. No claim has been made by a Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns such that it is or may be subject to Taxation by that jurisdiction.

           (e) All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Company or any Company Subsidiary have been fully paid, and there are no other audits or investigations by any Taxing Authority in progress, nor has any Securityholder, the Company or any of the Company Subsidiaries received any notice from any Taxing Authority that it intends to conduct such an audit or investigation. No issue has been raised by a Taxing Authority in any prior examination of the Company or any Company Subsidiary which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period.

           (f) Neither the Company nor any Company Subsidiary nor any other Person on its behalf has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any knowledge that any Taxing Authority has proposed any such adjustment, or has any application pending with any Taxing Authority requesting permission for any changes in accounting methods that relate to the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company, or any Company Subsidiary,
(iii) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (iv) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (v) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

           (g) No property owned by the Company or any Company Subsidiary is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (iv) "limited use property" within the meaning of Rev. Proc. 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

           (h) The Company is not, and will not have been at any time during the five-year period ending on the Closing Date, a "U.S. real property holding corporation," within the meaning of Section 897(c) of the Code.

           (i) Except as set forth on Schedule 4.10, neither the Company nor any Company Subsidiary is a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

           (j) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any of their respective Affiliates by reason of Section 280G of the Code.

           (k) Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the IRS or comparable rulings of any Taxing Authority.

           (l) Except as set forth on Schedule 4.10, there are no Liens as a result of any unpaid Taxes upon any of the assets of the Company or any Company Subsidiary.

           (m) Except as set forth on Schedule 4.10, neither the Company nor any of the Company Subsidiaries has ever been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which the Company is the common parent.

           (n) Neither the Company nor any of the Company Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

           (o) There is no taxable income of the Company or any of the Company Subsidiaries that will be required under applicable Tax Law to be reported by the Purchaser or any of its Affiliates, including the Company or any of the Company Subsidiaries, for a taxable period beginning after the Closing Date which taxable income was realized (and reflects economic income) arising prior to the Closing Date.

           (p) Neither the Company nor any Company Subsidiary has or has ever had a permanent establishment in any jurisdiction other than the United States, or has engaged in a trade or business in any jurisdiction other than the United States that subjected it to tax in such country.

           (q) The Company and the Company Subsidiaries have not participated in any "reportable transaction" as defined in Treasury regulation Section 1.6011-4(b).

           4.11. Real Property.

           (a) Schedule 4.11 sets forth a complete list of (i) all real property and interests in real property, including improvements thereon and easements appurtenant thereto owned in fee by the Company or any Company Subsidiary (the "Owned Properties"), (ii) all real property and interests in real property leased by the Company or any Company Subsidiary with annual payments for any individual lease in excess of $40,000 (the "Real Property Leases" and, together with the Owned Properties, the "Company Properties") as lessee or lessor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee and the date of the lease or sublease and all amendments thereto). The Company and the Company Subsidiaries have good and marketable fee title to all Owned Property, free and clear of all Liens of any nature whatsoever, except (A) those Liens set forth on Schedule 4.11 and (B) Permitted Exceptions. The Company Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the business of the Company or any Company Subsidiary and which are necessary for the continued operation of the business of the Company or any Company Subsidiary as the business is currently conducted. All of the Properties and to the Knowledge of the Company, all of the properties covered by Real Property Leases and buildings, fixtures and improvements thereon, (i) are in good operating condition (ordinary wear and tear excepted) without structural defects, and all mechanical and other systems located thereon are in good operating condition (ordinary wear and tear excepted), and no condition exists requiring material repairs, alterations or corrections and (ii) are suitable, sufficient and appropriate in all respects for their current and contemplated uses. None of the improvements located on the Company Properties constitutes a legal non-conforming use or otherwise requires any special dispensation, variance or special permit under any Laws. The Company has delivered to Parent true, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto. Except as set forth on Schedule 4.11. Company Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy.

           (b) Each of the Company and the Company Subsidiaries, as applicable, has a valid, binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. Each of the Real Property Leases is in full force and effect. Neither the Company nor any Company Subsidiary is in material default under any Real Property Lease, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default. Neither the Company nor any Company Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a material default by the Company or any Company Subsidiary under any of the Real Property Leases and, to the Knowledge of the Company and the Principal Securityholders, no other party is in material default thereof, and no party to any Real Property Lease has exercised any termination rights with respect thereto.

           (c) The Company and the Company Subsidiaries have all certificates of occupancy and Permits of any Governmental Body necessary or useful for the current use and operation of each Company Property, and the Company and the Company Subsidiaries have fully complied in all material respects with all material conditions of the Permits applicable to them. No material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any Permit.

           (d) There does not exist any actual or, to the Knowledge of the Company and the Principal Securityholders, threatened or contemplated condemnation or eminent domain proceedings that affect any Owned Property or any part thereof, and none of the Company or any Company Subsidiary has received any written notice, oral or written, of the intention of any Governmental Body or other Person to take or use all or any part thereof.

           (e) None of the Company or any Company Subsidiary has received any written notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

           (f) The Company and the Company Subsidiaries do not own or hold and are not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

           4.12. Tangible Personal Property.

           (a) Except as set forth on Schedule 4.12(a), the Company and the Company Subsidiaries have good and marketable title to all of the items of owned tangible personal property used in the business of the Company and the Company Subsidiaries (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business and not in violation of this Agreement), free and clear of any and all Liens, other than the Permitted Exceptions. All such items of tangible personal property which, individually or in the aggregate, are material to the operation of the business of the Company and the Company Subsidiaries are in good condition and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used.

           (b) Schedule 4.12(b) sets forth all leases of personal property involving annual payments in excess of $50,000 or having a remaining term of more than one year from the date hereof relating to personal property used in the business of the Company and the Company Subsidiaries or to which the Company or any of the Company Subsidiaries is a party or by which the properties or assets of the Company is bound ("Personal Property Leases"). All of the items of material personal property under the Personal Property Leases are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease. The Company has delivered to Parent true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

           (c) Each of the Company and the Company Subsidiaries has a valid and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee. Each of the Personal Property Leases is in full force and effect and neither the Company nor any of the Company Subsidiaries has received or given any notice of any material default or event that with notice or lapse of time, or both, would constitute a material default by the Company or any of the Company Subsidiaries under any of the Personal Property Leases and, to the Knowledge of the Company and the Principal Securityholders, no other party is in material default thereof, and no party to the Personal Property Leases has exercised any termination rights with respect thereto.

           4.13. Intellectual Property.

           (a) Schedule 4.13(a) sets forth an accurate and complete list of all applied for, registered and/or issued Patents, Marks and Copyrights owned or used by the Company or any Company Subsidiary. Schedule 4.13(a) lists (i) the current owner, (ii) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed, (iii) the respective issuance, registration or application number of each item and (iv) the dates of application, issuance and registration of each item.

           (b) Except as disclosed in Schedule 4.13(b), to the Company's Knowledge, the Company or a Company Subsidiary is the sole and exclusive owner of, or has valid and continuing rights to use, sell and license, as the case may be, all other Intellectual Property used, sold or licensed by the Company or the Company Subsidiaries in their businesses as presently conducted and as currently proposed to be conducted, free and clear of all Liens or obligations to others (except for those specified liens and licenses included in Schedule 4.13(e)).

           (c) The Intellectual Property owned, used, practiced or otherwise commercially exploited by the Company or any Company Subsidiary, the development, manufacturing, licensing, marketing, importation, offer for sale, sale or use of the products or Technology in connection with the business as presently conducted and as currently proposed to be conducted, and the Company's and the Company Subsidiaries' present and currently proposed business practices and methods, to the Company's Knowledge do not infringe, violate or constitute an unauthorized use or misappropriation of any Patent, Copyright, Mark, Trade Secret or other similar right, of any Person (including pursuant to any non-disclosure agreements or obligations to which the Company or any Company Subsidiary or any of their present or former employees is a party, and including any intellectual property that might exist with respect to open software or other intellectual property publicly available for certain types of use). The Intellectual Property owned by or licensed to the Company and the Company Subsidiaries includes all of the material intellectual property rights used by the Company and the Company Subsidiaries to conduct their business in the manner in which such business is currently being conducted.

           (d) Except with respect to licenses of commercial off-the-shelf Software, and except pursuant to the Intellectual Property Licenses listed in
Schedule 4.13(d), neither the Company nor any of the Company Subsidiaries to the Company's Knowledge, is currently required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise or provide any other consideration of any kind, to any owner or licensor of, or other claimant to, any Intellectual Property, or any other Person, with respect to the use thereof or in connection with the conduct of the business of the Company and the Company Subsidiaries as currently conducted or proposed to be conducted.

           (e) Schedule 4.13(e) sets forth a complete and accurate list of all Contracts to which the Company or any Company Subsidiary is a party (other than commercial off-the-shelf software) (i) granting any Intellectual Property Licenses, (ii) containing a covenant not to compete or otherwise limiting its ability to use or exploit fully any of the Intellectual Property or (iii) containing an agreement to indemnify any other Person against any claim of infringement, violation, misappropriation or unauthorized use of any Intellectual Property. The Company has delivered to Parent true, correct and complete copies of each Contract set forth on Schedule 4.13(e), together with all amendments, modifications or supplements thereto.

           (f) To the Company's Knowledge, each of the material Intellectual Property Licenses is in full force and effect and is the legal, valid and binding obligation of the Company and/or the Company Subsidiaries, enforceable against them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principals of equity (regardless of whether considered in a proceeding in equity or at law). Neither the Company nor any Company Subsidiary is in material default under any Intellectual Property License, nor, to the Knowledge of the Company and the Principal Securityholders, is any other party to any Intellectual Property License in default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder. No party to any of the Intellectual Property Licenses has exercised any termination rights with respect thereto, except in the Ordinary Course of Business.

           (g) To the Company's Knowledge, no Trade Secret of the Company or any Company Subsidiary as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company or any Company Subsidiary to any employee or any third party other than pursuant Company policy including restrictions on the disclosure and use of the Intellectual Property consistent with commercially reasonable practices in the industry in which the Company and the Company Subsidiaries operate. The Company and the Company Subsidiaries to the Company's Knowledge have taken adequate security measures to protect the secrecy, confidentiality and value of all the Trade Secrets of the Company and the Company Subsidiaries, including invention disclosures, not the subject of any patents owned or patent applications filed by the Company or a Company Subsidiary, which measures are consistent with commercially reasonable practices in the industry in which the Company and the Company Subsidiaries operate.

           (h) As of the date hereof, neither the Company nor any of the Company Subsidiaries is the subject of any pending or, to the Knowledge of the Company and the Principal Securityholders, threatened Legal Proceedings which involve a claim of infringement, misappropriation, unauthorized use, or violation of any intellectual property rights of any Person against the Company or the Company Subsidiaries or challenging the ownership, use, validity or enforceability of any material Intellectual Property. Neither the Company nor any Company Subsidiary has received notice of any such threatened claim and, to the Knowledge of the Company and the Principal Securityholders, there are no facts or circumstances that would form the basis for any claim of infringement, unauthorized use, misappropriation or violation of any intellectual property rights of any Person against the Company or any Company Subsidiary, or challenging the ownership, use, validity or enforceability of any material Intellectual Property.

           (i) To the Knowledge of the Company and the Principal
Securityholders, no Person is infringing, violating, misusing or misappropriating any material Intellectual Property of the Company or any Company Subsidiary, and no such claims have been made against any Person by the Company or any Company Subsidiary. There are no Orders to which the Company is a party or by which the Company is bound which restrict, in any material respect, the right to use any of the Intellectual Property.

           (j) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Parent's right to own or use any of the Intellectual Property.

           (k) To the Company's Knowledge, no present or former employee has any right, title, or interest, directly or indirectly, in whole or in part, in any material Intellectual Property owned or used by the Company. To the Knowledge of the Company and the Principal Securityholders, no employee, consultant or independent contractor of the Company is, as a result of or in the course of such employee's, consultant's or independent contractor's engagement by the Company, in material default or breach of any material term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement.

           (l) Schedule 4.13(l) sets forth a complete and accurate list of (i) all Software that is owned exclusively by the Company or any Company Subsidiary that is material to the operation of the business of the Company or any Company Subsidiary and (ii) all Software that is used by the Company or any Company Subsidiary in the business of the Company or any Company Subsidiary that is not exclusively owned by the Company or any Company Subsidiary, excluding commercial off-the-shelf Software.

           (m) No open source Software or freeware has been incorporated into the products of the Company that would in any way limit the ability to make, use or sell any such product or that would transfer the rights of ownership in any Intellectual Property or Software of the Company to a third party.

           (n) The Company has complied in all material respects with all (i) applicable Laws relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of its operations and (ii) rules, policies and procedures established by the Company from time to time with respect to privacy, publicity, data protection or collection and use of personal information and user information gathered or accessed in the course of the operations of the Company. No claims alleging a violation of any Person's privacy, personal or confidentiality rights under any such rules, policies or procedures have been asserted or to the Company's Knowledge threatened against the Company by any Person. With respect to all personal information and user information described in this Section 4.13(n), the Company has taken such steps as it deems commercially reasonably necessary (including, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse to the extent required by applicable Laws.

           4.14. Material Contracts.

           (a) Schedule 4.14(a) sets forth, by reference to the applicable subsection of this Section 4.14(a), all of the following Contracts to which the Company or any of the Company Subsidiaries is a party or by which any of them or their respective assets of properties are bound (collectively, the "Material Contracts"):

               (i) Contracts with any Principal Securityholder or Affiliate thereof or any current or former officer, director, stockholder or Affiliate of the Company or any of the Company Subsidiaries;

               (ii) Contracts with any labor union or association representing any employee of the Company or any of the Company Subsidiaries;

               (iii) Contracts for the sale of any of the assets of the Company or any of the Company Subsidiaries other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

               (iv) Contracts for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of profits or proprietary information;

               (v) Contracts containing covenants of the Company or any of the Company Subsidiaries not to compete in any line of business or with any Person in any geographical area or not to solicit or hire any person with respect to employment or covenants of any other Person not to compete with the Company or any of the Company Subsidiaries in any line of business or in any geographical area or not to solicit or hire any person with respect to employment;

               (vi) Contracts relating to the acquisition during 2003, 2004 or 2005 (by merger, purchase of stock or assets or otherwise) by the Company or any of the Company Subsidiaries of any operating business or material assets or the capital stock of any other Person;

               (vii) except for capitalized leases entered into in the Ordinary Course of Business, Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company or any Company Subsidiary, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;

               (viii) purchase Contracts giving rise to Liabilities of the Company or any of the Company Subsidiaries in excess of $100,000 in any fiscal year;

               (ix) all Contracts providing for payments by or to the Company or any of the Company Subsidiaries in excess of $100,000 in any fiscal year;

               (x) all Contracts obligating the Company or any of the Company Subsidiaries to provide or obtain products or services for a period of one year or more or requiring the Company to purchase or sell a stated portion of its requirements or outputs;

               (xi) Contracts under which the Company or any of the Company Subsidiaries has made advances or loans to any other Person;

               (xii) Contracts providing for severance, retention, change in control or other similar payments;

               (xiii) Contracts for the employment of any individual on a full-time, part-time or other basis providing base annual compensation in excess of $50,000 or having a remaining term of more than one year from the date hereof;

               (xiv) management Contracts and Contracts with independent contractors or consultants (or similar arrangements) providing for payments in excess of $50,000 per fiscal year and that are not cancelable without penalty or further payment and without more than 30 days' notice;

               (xv) outstanding Contracts (not otherwise required to be listed on Schedule 4.14(a)) of guaranty, surety or indemnification, direct or indirect, by the Company or any of the Company Subsidiaries involving more than $100,000 in any fiscal year; and

               (xvi) Contracts that are otherwise material to the Company and the Company Subsidiaries.

           (b) Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company or any Company Subsidiary which is party thereto, and, to the Knowledge of the Company, of the other parties thereto enforceable against each of them in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Schedule 4.14(b), continue in full force and effect without material penalty or other material adverse consequence. Neither the Company nor any Company Subsidiary is in material default under any Material Contract, nor, to the Knowledge of the Company, is any other party to any Material Contract in breach of or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the Company, any Company Subsidiary or any other party thereunder. No party to any of the Material Contracts has exercised any termination rights with respect thereto except in the Ordinary Course of Business, and no party has given notice of any significant dispute with respect to any Material Contract. The Company has delivered to Parent true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.

           4.15. Employee Benefit Plans.

           (a) Schedule 4.15 sets forth a correct and complete list of all "employee benefit plans" (as defined in Section 3(3) of ERISA), and all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, consulting or other compensation agreements, incentive, stock purchase or other equity or equity-based compensation, deferred compensation, change in control, retention, termination, severance, sick leave, vacation pay, educational assistance, employee loan, salary continuation for disability, hospitalization, health insurance, life insurance and scholarship plans, programs, policies, agreements and arrangements maintained by the Company or any of the Company Subsidiaries or to which the Company or any of the Company Subsidiaries contributed or is obligated to contribute thereunder for current or former employees of the Company or any of the Company Subsidiaries (the "Employees") or to which the Company or any of the Company Subsidiaries has any obligation or liability, contingent or otherwise (collectively, the "Company Plans"). No Company Plan is an "employee pension plan" (as defined in Section 3(2) of ERISA and subject to Title IV of ERISA or Section 412 of the Code (a "Title IV Plan"), nor does the Company have any obligation or liability, contingent or otherwise, to a Title IV Plan, including any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan")), or is or has been subject to Sections 4063 or 4064 of ERISA.

           (b) Correct and complete copies of the following documents, with respect to each of the Company Plans, have been made available or delivered to Parent by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, insurance contracts or other funding arrangements, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; and (v) written summaries of all non-written Company Plans.

           (c) The Company Plans have been maintained in all material respects in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable Federal and state Laws and regulations.

           (d) The Company Plans intended to qualify under Section 401 of the Code have received a determination from the IRS that they are so qualified and any trusts intended to be exempt from Federal income taxation under Section 501 of the Code are so exempt, and nothing has occurred with respect to the operation of the Company Plans that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

           (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans have been timely made.

           (f) There are no pending actions, claims or lawsuits that have been asserted or instituted relating to or arising from the Company Plans, the assets of any of the trusts under the Company Plans or the sponsor or administrator of any of the Company Plans, or against any fiduciary of the Company Plans with respect to the operation of any of the Company Plans (other than routine benefit claims), nor does the Company have any Knowledge of facts that could reasonably be expected to form the basis for any such claim or lawsuit.

           (g) None of the Company Plans provides for post-employment life insurance or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary.

           (h) Except as set forth on Schedule 4.15(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any Employee,
(ii) increase any benefits otherwise payable under any Company Plan or (iii) result in the acceleration of the time of payment or vesting of any rights with respect to such benefits under any Company Plan.

           (i) Any individual who performs services for the Company (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company for Federal income tax purposes by the Company is not an employee for such purposes.

           4.16. Labor and Employment Matters

           (a) The Company and the Company Subsidiaries have complied in all material respects with all applicable Laws respecting employment and employment practices, WARN and any similar state or local "mass layoff" or "plant closing" Law, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax terms and conditions of employment, wages and hours, occupational safety and health, collective bargaining, discrimination civil rights, including Laws concerning unfair labor practices within the meaning of Section 8 of the National Labor Relations Act, and the employment of non-residents under the Immigration Reform and Control Act of 1986.

           (b) Except as disclosed in Schedule 4.16(b),

                (i) except for routine government inquiries, examinations and inspections which the Company and the Company Subsidiaries have no reason to believe are material, there are no charges, governmental audits, investigations, administrative proceedings or complaints concerning the employment practices of the Company or the Company Subsidiaries pending, nor has the Company or the Company Subsidiaries been expressly notified of any such matter being threatened, before any federal, state or local agency or court and, to the Knowledge of the Company, no basis for any such matter exists;

                (ii) except for routine government inquiries, examinations and inspections which the Company and the Company Subsidiaries have no reason to believe are material, there are no inquiries, investigations or monitoring of activities pending, nor have the Company and the Company Subsidiaries been expressly notified of any such matter being threatened, by any state professional board or agency charged with regulating the professional activities of any licensed, registered, or certified professional personnel employed by, credentialed or privileged by, or otherwise affiliated with the Company and the Company Subsidiaries and who provides services to the Company and the Company Subsidiaries;

           (c) Neither the Company nor any of the Company Subsidiaries is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of the Company Subsidiaries. The Company has delivered or otherwise made available to Parent true, correct and complete copies of the labor or collective bargaining agreements listed on Schedule 4.16(c), together with all amendments, modifications or supplements thereto.

           (d) There are no strikes, work stoppages, slowdowns, lockouts, arbitrations, unfair labor practice charges or material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any of the Company Subsidiaries. Except as set forth on Schedule 4.16(d), there are no complaints, charges or claims against the Company or any of the Company Subsidiaries pending or, to Knowledge of the Company, threatened that could be brought or filed, with any Governmental Body based on, arising out of, in connection with or otherwise relating to the employment or termination of employment of or failure to employ, any individual that could reasonably be expected to result in a Company Material Adverse Effect.

           4.17. Litigation. Except as set forth in Schedule 4.17, there is no material Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries (or to the Knowledge of the Company, pending or threatened, against any of the officers, directors or employees of the Company or any of the Company Subsidiaries with respect to their business activities on behalf of the Company), or to which the Company or any of the Company Subsidiaries is otherwise a party before any Governmental Body; nor to the Knowledge of the Company nor the Principal Securityholders is there any reasonable basis for any such Legal Proceeding. Except as set forth on Schedule 4.17, neither the Company nor any Company Subsidiary is subject to any Order, and neither the Company nor any Company Subsidiary is in breach or violation of any Order. Except as set forth on
Schedule 4.17, neither the Company nor any Company Subsidiary is engaged in any legal action to recover monies due it or for damages sustained by it. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or to which the Company is otherwise a party relating to this Agreement or, any Company Document or the transactions contemplated hereby or thereby.

           4.18. Compliance with Laws; Permits.

           (a) The Company and the Company Subsidiaries are, and since December 31, 2002 have been, in compliance in all material respects with all Laws applicable to its business, operations or assets. Since such date, the Company and the Company Subsidiaries have not received any notice of or been charged with the violation of any Laws. The Company and the Company Subsidiaries are not under investigation with respect to the material violation of any Laws and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such violation.

           (b) Schedule 4.18 contains a list of all Permits which are required for the operation of the business of the Company and the Company Subsidiaries as presently conducted and as presently intended to be conducted ("Company Permits"), other than those the failure of which to possess is immaterial. The Company and the Company Subsidiaries currently have all Permits which are required for the operation of their respective businesses as presently conducted, other than those the failure of which to possess is immaterial. Neither the Company nor any Company Subsidiary is in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any material Company Permit, and to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such default or violation. There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, relating to the suspension, revocation or modification of any Company Permit. Assuming those consents and filings set forth on Schedule 4.18 are timely obtained or made, none of the material Company Permits will be materially adversely impaired or in any way materially adversely affected by the consummation of the transactions contemplated by this Agreement.

           4.19. Environmental Matters. Except as set forth on Schedule 4.19 hereto, the operations of the Company and each of the Company Subsidiaries are and have been in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying in all material respects with all Environmental Permits and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify or terminate any such Environmental Permit, and, to the Knowledge of the Company, no facts, circumstances or conditions currently exist that could materially adversely affect such continued compliance with Environmental Laws and Environmental Permits or require material currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits;

           4.20. Insurance. The Company and the Company Subsidiaries have insurance policies in full force and effect (a) for such amounts as are sufficient for all requirements of Law and all agreements to which the Company and the Company Subsidiaries are bound, and (b) which are in such amounts, with such deductibles or retention amounts and against such risks and losses, as are reasonable for the business, assets and properties of the Company and the Company Subsidiaries. Set forth in Schedule 4.20 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company and the Company Subsidiaries, setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage, deductible or retention amount and annual premium, whether the policies may be terminated upon consummation of the transactions contemplated hereby and if and to what extent events being notified to the insurer after the Closing Date are generally excluded from the scope of the respective policy. Except as set forth on
Schedule 4.20, no event relating specifically to the Company and the Company Subsidiaries has occurred which could reasonably be expected to result in a material retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a material prospective upward adjustment in such premiums. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two years and, to the Knowledge of the Company and the Company Subsidiaries or the Principal Securityholders, no threat has been made to cancel any insurance policy of the Company or the Company Subsidiaries during such period. Except as noted on
Schedule 4.20, all such insurance will remain in full force and effect immediately following the consummation of the transactions contemplated hereby. No event has occurred, including the failure by the Company to give any notice or information or the Company giving any inaccurate or erroneous notice or information, which limits or impairs the material rights of the Company under any such insurance policies.

           4.21. Accounts and Notes Receivable and Payable. All accounts and notes receivable of the Company and the Company Subsidiaries have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practice and are payable on ordinary trade terms. All accounts and notes receivable of the Company and the Company Subsidiaries reflected on the Balance Sheet are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for returns or doubtful accounts reflected thereon and net of any reserves for contractual adjustments, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. All accounts and notes receivable arising after the

Balance Sheet Date are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for returns or doubtful accounts and net of any reserves for contractual adjustments, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied. None of the accounts or the notes receivable of the Company are subject to any setoffs or counterclaims. All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

           4.22. Related Party Transactions. Except as set forth on Schedule 4.22, no employee, officer, director, stockholder or member of the Company or any of the Company Subsidiaries, any member of his or her immediate family or any of their respective Affiliates ("Related Persons") (i) owes any amount to the Company or any of the Company Subsidiaries nor does the Company or any of the Company Subsidiaries owe any amount to, or has the Company or any of the Company Subsidiaries committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with the Company or any of the Company Subsidiaries (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by the Company or any of the Company Subsidiaries, (iv) has any claim or cause of action against the Company or any of the Company Subsidiaries or (v) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or any Company Subsidiary; provided that for clauses (iv) and (v), such representation as it relates to employees who are not officers or directors or directors who are not employees is only given to the Company's Knowledge.

           4.23. Customers and Suppliers.

           (a) Schedule 4.23 sets forth a list of the ten (10) largest customers for each product line and the ten (10) largest suppliers of the Company or and the Company Subsidiaries, as measured by the dollar amount of purchases therefrom or thereby, during each of the fiscal years (or partial fiscal year) ended December 31, 2005 and December 31, 2004, showing the approximate total sales by the Company and the Company Subsidiaries to each such customer and the approximate total purchases by the Company and the Company Subsidiaries from each such supplier, during such period.

           (b) Since the Balance Sheet Date, no customer or supplier listed on
Schedule 4.23 has terminated its relationship with the Company and the Company Subsidiaries or materially reduced or changed the pricing or other terms of its business with the Company and the Company Subsidiaries and, to the Knowledge of the Company, no customer or supplier listed on Schedule 4.23 has notified the Company and the Company Subsidiaries that it intends to terminate or materially reduce or change the pricing or other terms of its business with the Company and the Company Subsidiaries.

           4.24. Banks; Power of Attorney. Schedule 4.24 contains a complete and correct list of the names and locations of all banks in which Company or any Company Subsidiary has accounts or safe deposit boxes and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 4.24, no person holds a power of attorney to act on behalf of the Company or any Company Subsidiary.

           4.25. Financial Advisors. Except as set forth on Schedule 4.25, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.

           4.26. Certain Regulatory Matters.

           (a) Except as set forth in Schedule 4.26(a), the Company and the Company Subsidiaries hold all licenses and other rights, accreditations, permits and authorizations required by law, ordinance, regulation or ruling of any Governmental Body necessary to operate their businesses. Except as disclosed in
Schedule 4.26(a), the Company and the Company Subsidiaries are certified for participation and reimbursement under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") (Medicare and Medicaid programs and such other similar federal, state or local reimbursement or governmental programs for which the Company and the Company Subsidiaries are eligible are hereinafter referred to collectively as the "Government Programs") and has current provider agreements for such Government Programs and with such private non-governmental programs, including without limitation, any private insurance program under which they directly or indirectly are presently receiving payments (such non-governmental programs herein referred to as "Private Programs"). Set forth in Schedule 4.26(a) is a correct and complete list, with respect to the Company and the Company Subsidiaries, of such Licenses and provider agreements under all Government and Private Programs, complete and correct copies of which have been provided to Parent. True, complete and correct copies of all surveys of the Company and the Company Subsidiaries or its predecessors in interest conducted in connection with any Government Program, Private Program or licensing or accrediting body during the past three years have been provided or made available to Parent.

           (b) Except as disclosed in Schedule 4.26(b), no violation, default, order or deficiency exists with respect to any of the items listed in Schedule 4.26(b). The Company has not received any written notice of any action pending or recommended by any state or federal agencies having jurisdiction over the items listed in Schedule 4.26(b), either to revoke, withdraw or suspend any license, right or authorization, or to terminate the participation of the Company or any of the Company Subsidiaries in any Government or Private Program. No event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a violation, order or deficiency with respect to any of the items listed in Schedule 4.26(b) or to revoke, withdraw or suspend any such license, or to terminate or modify the participation of Company and the Company Subsidiaries in any Government or Private Program. Except as set forth in Schedule 4.26(b), since December 31, 2002, there has been no decision not to renew any provider or third-party payer agreement of the Company. Except as listed in Schedule 4.26(b), no Consent or approval of, prior filing with or notice to, or any action by, any Governmental Body or any other third party in connection with the transfer or change of ownership of such License, or Government or Private Program, by reason of the assignment thereof to Parent at the Closing, and to the Knowledge of the Company the continued operation of the business by Parent thereafter on a basis consistent with past practices.

           (c) The Company and the Company Subsidiaries have timely filed all reports and billings required to be filed prior to the date hereof in accordance with the Government and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable laws, rules and regulations governing reimbursement and payment claims. True and complete copies of such reports and billings for the three most recent filed years have heretofore been made available to Parent. Except as set forth on Schedule 4.26(c), the Company and the Company Subsidiaries have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such reports and billings including, but not limited to any Hospice Medicare cap liability and have no liability under any Government or Private Program (including, but not limited to any Hospice Medicare cap liability) for any refund, overpayment, discount or adjustment. Except as set forth in Schedule 4.26(c), (i) there are no pending appeals, adjustments, challenges, audits, claims, or notices of intent to audit such prior reports or billings, and (ii) during the last two years, the Company and the Company Subsidiaries have not been audited, examined or otherwise by any Government or Private Program. There are no other reports required to be filed by the Company in order to be paid under any Government or Private Program for services rendered in connection with the business, except for reports not yet due.

           (d) Neither the Company nor any Company Subsidiary nor any of their Affiliates or employees is subject to the terms of corporate integrity programs or compliance plans with a Governmental Body.

           (e) (i) Except as set forth and described in Schedule 4.26(e), the Company's or any Company Subsidiary's right or the right of any licensed professional or other individual affiliated with the Company or the Company Subsidiaries to receive reimbursements pursuant to any Government or Private Program has not been terminated or otherwise materially adversely affected as a result of any investigation or action whether by any Governmental Body or other third party, (ii) the Company and the Company Subsidiaries have not, during the past three (3) years, been the subject of any inspection, investigation, survey, audit, monitoring or other form of review by any Governmental Body, trade association, professional review organization, accrediting organization or certifying agency based upon any alleged activity on the part of such Company, nor have the Company and the Company Subsidiaries received any written notice of deficiency (other than those that have been cured) during the past three (3) years in connection with the operations of the Business, and (iii) there are not presently, and at the Closing Date there will not be, any material outstanding deficiencies or work orders of any governmental authority, or requiring conformity to any applicable agreement, statute, regulation, ordinance or bylaw, including but not limited to, the Government and Private Programs. Attached to
Schedule 4.26(e) are copies of all reports, correspondence, notices and other documents relating to any matter described or referenced therein.

           (f) Except as set forth in Schedule 4.26(f) and except as permitted under applicable Laws, neither the Company nor any Company Subsidiary has:

               (i) offered, paid, solicited or received anything of value, paid directly or indirectly, overtly or covertly, in cash or in kind ("Remuneration") to or from any physician or referral source, family member of a physician or referral source, or an entity in which a physician or referral source or physician family member or referral source family member has an ownership or investment interest, including, but not limited to:

                    (A) payments for personal or management services pursuant to a medical director agreement, consulting agreement, management contract, personal services agreement, or otherwise;

                    (B) payments for the use of premises leased to or from a
               physician, a family member of a physician or an entity in which a physician or referral source or family member has an ownership or investment interest; or

                    (C) payments for the acquisition or lease of equipment,
               goods or supplies from a physician or referral source, a family member of a physician or referral source or an entity in which any of them has an ownership or investment interest;

               (ii) except for lawful discounts offered in the ordinary course of business consistent with industry practice, offered, paid, solicited or received any Remuneration (excluding fair market value payments for equipment or supplies) to or from any healthcare provider, pharmacy, drug or equipment supplier, distributor or manufacturer, including, but not limited to discounts, rebates, or other reductions in price on a good or service received by the Company or a Company Subsidiary;

               (iii) except for lawful discounts offered in the ordinary course of business consistent with industry practice, offered, paid, solicited or received any Remuneration to or from any person or entity in order to induce business, including, but not limited to, payments intended not only to induce referrals of patients, but also to induce the purchasing, leasing, ordering or arrangement for any good, facility, service or item;

               (iv) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any physician, or family member of a physician, or an entity in which physician or physician family member has an ownership or investment interest, directly or indirectly, through equity, debt, or other means, including, but not limited to, an interest in an entity providing goods or services to the Company or any Company Subsidiary;

               (v) entered into any joint venture, partnership, co-ownership or other arrangement involving any ownership or investment interest by any person or entity including, but not limited to, a hospital, pharmacy, drug or equipment supplier, distributor or manufacturer, that is or was in a position to make or influence referrals, furnish items or services to, or otherwise generate business for the Company or any Company Subsidiary; or

               (vi) entered into any agreement providing for the referral of any patient for the provision of goods or services by the Company or the Company Subsidiaries, or payments by the Company or the Company Subsidiaries as a result of any referrals of patients to a Company (excluding commercial payer contracts providing for such referrals and payments).

           (g) Neither the Company nor any Company Subsidiary nor any independent contractor providing professional services on behalf of and in connection with the Company and the Company Subsidiaries has engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, 42 U.S.C. ss. 1395nn or 31 U.S.C. ss. 3729-3733 (or other federal or state statutes related to false or fraudulent claims) or the regulationS promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

           (h) The Company and the Company Subsidiaries have not engaged in any activities which are prohibited under the Federal Controlled Substances Act, 21 U.S.C. ss. 801 et seq., the Federal Food, Drug anD Cosmetic Act, 21 U.S.C. ss. 301 et seq., or the regulations promulgated pursuant to such statutes or any relateD state or local statutes or regulations concerning the dispensing and sale of controlled substances.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

           Parent and Merger Sub jointly and severally represent and warrant to the Company and the Principal Securityholders, except as disclosed in the Parent SEC Documents filed prior to the date hereof (or incorporated by reference therein), as follows:

           5.1. Organization and Good Standing. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect on Parent ("Parent Material Adverse Effect").

           5.2. Authorization of Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Parent or Merger Sub in connection the transactions contemplated by this Agreement (the "Parent Documents"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and each Parent Document have been duly authorized and approved by all required corporate action on the part of Parent and Merger Sub. This Agreement has been, and each Parent Document will be when executed at Closing, duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Company and the Principal Securityholder) this Agreement constitutes, and each Parent Document when so executed and delivered will constitute, legal, valid and binding obligations of Parent and Merger Sub, enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

           5.3. Conflicts; Consents of Third Parties.

           (a) Except as set forth on Schedule 5.3 hereto, none of the execution and delivery by Parent and Merger Sub of this Agreement or the Parent Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by Parent and Merger Sub with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, conflict with or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or give rise to any obligation of Parent to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens under any of the properties of assets of Parent under, any provision of (i) the certificate of incorporation and bylaws or comparable organizational documents of Parent or Merger Sub; (ii) any Contract or Permit to which Parent or Merger Sub is a party or by which any of the properties or assets of Parent or Merger Sub are bound; (iii) any Order applicable to Parent or Merger Sub or any of the properties or assets of Parent or Merger Sub; or
(iv) any applicable Law, except in the case of clauses (ii), (iii) or (iv) for such violations, breaches, conflicts or defaults as could not reasonably be expected to have a Parent Material Adverse Effect.

           (b) Except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Parent or Merger Sub in connection with (i) the execution and delivery of this Agreement or the Parent Documents, respectively, (ii) the compliance by Parent or Merger Sub with any of the provisions hereof and thereof, or (iii) the consummation of the transactions contemplated hereby or thereby, except for those the failure of which would not result in a Parent Material Adverse Effect.

           5.4. Litigation. There are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or to which Parent or Merger Sub is otherwise a party relating to this Agreement, the Parent Documents or the transactions contemplated hereby and thereby.

           5.5. Parent Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 25,000,000 preferred shares, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on October 2, 2005, (i) 23,356,750 shares of Parent Common Stock were issued and outstanding, no shares of Parent Preferred Stock were issued and outstanding, (ii) no shares of Parent Common Stock or Parent Preferred Stock were held by Parent in its treasury and (iii) 8,194,324 shares of Parent Common Stock were reserved for issuance under employee benefit plans (of which 3,670,396 shares of Parent Common Stock were subject to outstanding options to purchase shares of Parent Common Stock granted under such plans). All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights.

           5.6. Ownership and Operations of Merger Sub. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Merger, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

           5.7. Parent SEC Documents.

           (a) Parent has filed all registration statements, reports, forms, proxy statements and information statements required to be filed by it with the SEC pursuant to applicable securities statutes, regulations, policies and rules since March 29, 2002 (the registration statements, reports, forms, proxy statements and information statements filed and furnished since March 29, 2002 collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities
Act) and as of their respective dates of being filed with the SEC (in the case of all other Parent SEC Documents), the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act (including the rules and regulations promulgated thereunder). As of their respective dates (and, if amended, as of the date of such amendment), the Parent SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements of Parent included in or incorporated by reference into the Parent SEC Documents have been prepared in accordance with GAAP (except, in the case of unaudited interim statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

           (c) All books, records, and accounts of Parent and Parent Subsidiaries are accurate and complete in all material respects and are maintained in all material respects in accordance with good business practice and all applicable Laws. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in Parent's most recent quarterly report on Form 10-Q filed with the SEC, since the end of Parent's most recent fiscal quarter end, there has been (i) no material weakness in Parent's internal control over financial reporting (whether or not remediated) and (ii) no change in Parent's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Parent's internal control over financial reporting.

           5.8. Financing. Schedule 5.8 sets forth complete and correct copies of a commitment letter and related terms sheets from Lehman Brothers Inc. (collectively, the "Financing Commitment") for the debt financing to be used in connection with the transactions contemplated hereby (the "Financing"). The amount of the Financing will provide sufficient funds for Parent to consummate the transactions contemplated by this Agreement.

           5.9. No Parent Material Adverse Effect. Since January 2, 2005, there has not been a Parent Material Adverse Effect.

                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS
                       -----------------------------------

           6.1. Conduct of Business.

           (a) Except as otherwise expressly provided in this Agreement or with the prior written consent of Parent, not to be unreasonably withheld or delayed, between the date hereof and the Closing, the Company shall, and the Company shall cause the Company Subsidiaries to:

               (i) conduct the respective businesses of the Company and the Company Subsidiaries only in the Ordinary Course of Business;

               (ii) use their commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and employees) and goodwill of the Company and the Company Subsidiaries and (B) preserve the present relationships with Persons having business dealings with the Company and the Company Subsidiaries (including material customers and suppliers);

               (iii) maintain (A) all of the material assets and properties of, or used by, the Company and the Company Subsidiaries in their current condition, ordinary wear and tear excepted, and (B) insurance upon all of the properties and assets of the Company and the Company Subsidiaries in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

               (iv) (A) maintain the books, accounts and records of the Company and the Company Subsidiaries in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply in all material respects with all contractual and other obligations of the Company and the Company Subsidiaries;

               (v) comply in all material respects with all applicable Laws.

           (b) Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or with the prior written consent of Parent, not to be unreasonably withheld, the Company shall not, and the Company shall cause the Company Subsidiaries not to:

               (i) declare, set aside, make or pay any dividend or other distribution in respect of the capital stock of, or other ownership interests in, the Company or any of the Company Subsidiaries or repurchase, redeem or otherwise acquire any outstanding shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Company Subsidiaries;

               (ii) transfer, issue, sell, pledge, encumber or dispose of any shares of capital stock or other securities of, or other ownership interests in, the Company or any of the Company Subsidiaries or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other ownership interests in, the Company or any of the Company Subsidiaries;

               (iii) effect any recapitalization, reclassification, stock split, combination or like change in the capitalization of the Company or any of the Company Subsidiaries, or amend the terms of any outstanding securities of the Company or any Company Subsidiary;

               (iv) amend the certificate of incorporation or by-laws of the Company or any of the Company Subsidiaries;

               (v) (A) increase the salary or other compensation of any director, officer or employee of the Company or any of the Company Subsidiaries except in accordance with employment agreements in effect on the date hereof or in accordance with normal Company practices, (B) grant any unusual or extraordinary bonus, benefit or other direct or indirect compensation to any director, officer, employee or consultant, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the directors, officers, employees, agents or representatives of the Company or any of the Company Subsidiaries or otherwise modify or amend or terminate any such plan or arrangement or
          (D) enter into any employment, deferred compensation, severance, special pay, consulting, non-competition or similar agreement or arrangement with any directors or officers of the Company or any Company Subsidiary (or amend any such agreement to which the Company or any of the Company Subsidiaries is a party);

               (vi) issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness other than capitalized leases entered into in the Ordinary Course of Business;
          (ii) except in the Ordinary Course of Business, pay, repay, discharge, purchase, repurchase or satisfy any Indebtedness of the Company or any of the Company Subsidiaries; or (iii) modify terms of any Indebtedness or other Liability in a manner adverse to the Company;

               (vii) except for capitalized leases entered into in the Ordinary Course of Business, subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any of the properties or assets (whether tangible or intangible) of, or used by, the Company or any of the Company Subsidiaries;

               (viii) acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the material properties or assets of, or used by, the Company and the Company Subsidiaries, other than in the Ordinary Course of Business;

               (ix) enter into or agree to enter into any merger or consolidation with any corporation or other entity, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities, of any other Person;

               (x) cancel or compromise any debt or claim or waive or release any material right of the Company or any of the Company Subsidiaries except in the Ordinary Course of Business;

               (xi) enter into any commitment for capital expenditures of the Company and the Company Subsidiaries in excess of $75,000 for any individual commitment and $200,000 for all commitments in the aggregate;

               (xii) enter into, modify or terminate any labor or collective bargaining agreement of the Company or any of the Company Subsidiaries or, through negotiation or otherwise, make any commitment or incur any liability to any labor organization with respect to the Company or any of the Company Subsidiaries;

               (xiii) introduce any material change with respect to the operation of the Company or any of the Company Subsidiaries, including any material change in the types, nature, composition or quality of its products or services, or, other than in the Ordinary Course of Business, make any change in product specifications or prices or terms of distributions of such products or change its pricing, discount, allowance or return policies or grant any pricing, discount, allowance or return terms for any customer or supplier not in accordance with such policies;

               (xiv) enter into any transaction or enter into, modify or renew any Contract which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;

               (xv) except for transfers of cash pursuant to normal cash management practices in the Ordinary Course of Business, make any investments in or loans to, or pay any fees or expenses to, or enter into or modify any Contract with any Related Persons, except as set forth on Schedule 6.1(b)(xv);

               (xvi) make a change in its accounting or Tax reporting principles, methods or policies;

               (xvii) make, change or revoke any Tax election, settle or compromise any Tax claim or liability or enter into a settlement or compromise, or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for Tax purposes;

               (xviii) enter into any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Company or any Company Subsidiary to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;

               (xix) terminate, amend, restate, supplement or waive any material rights under any (A) Material Contract, material Real Property Lease, material Personal Property Lease or material Intellectual Property License or Permit, other than in the Ordinary Course of Business or
          (B) Permit;

               (xx) settle or compromise any pending or threatened Legal Proceeding other than settlements that are solely for cash and do not involve more than $10,000;

               (xxi) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities (unless being disputed in good faith);

               (xxii) take any action, except as required by Law which would materially adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement; or

               (xxiii) agree to do anything (A) prohibited by this Section 6.1,
          (B) which would make any of the representations and warranties of the Company or the Principal Securityholders in this Agreement or any of the Principal Securityholder Documents or any of the Company Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that would be reasonably expected to have a Company Material Adverse Effect.

           (c) Except as otherwise expressly provided in this Agreement or with the prior written consent of Parent, between the date hereof and the Closing, each Principal Securityholder shall not (i) sell, assign, encumber, convey, transfer or otherwise dispose of any of its Company Securities other than for estate planning purposes, (ii) take any action which would adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement, or (iii) agree to do any of the foregoing.

           6.2. Access to Information; Confidentiality. The Parties shall afford to the Parties and their accountants, counsel, financial advisors and other representatives, and to prospective lenders, placement agents and other financing sources and each of their respective representatives, full access (subject to such persons being subject to appropriate non-disclosure agreements with the Company), during normal business hours upon reasonable notice throughout the period prior to the Closing, to the Parties' properties and facilities (including all owned or leased real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, financial information (including working papers and data in the possession of the Parties' independent public accountants, internal audit reports, and "management letters" from such accountants with respect to the Parties' systems of internal control), Contracts and records of the Parties, during such period, shall furnish promptly such information concerning the businesses, properties and personnel of the Parties, as the Parties shall reasonably request; provided, however, such investigation shall not unreasonably disrupt the Parties operations. Prior to the Closing, the Parties shall generally keep the Parties informed as to all material matters involving the operations and businesses of the Parties. The Company shall authorize and direct its directors, managers and employees to discuss matters involving the operations and business of the Company with representatives of Parent and its prospective lenders or placement agents and other financial sources. All nonpublic information provided to, or obtained by, the Parties in connection with the transactions contemplated hereby shall be "Confidential Information" for purposes of the Non-Disclosure Agreement dated June 27, 2005, by and between Parent and the Company (the "Confidentiality Agreement"), the terms of which shall continue in force until the Closing; provided that Parent and the Company may disclose such information as may be necessary in connection with (i) seeking necessary consents and approvals as contemplated hereby and (ii) the Financing. Notwithstanding the foregoing, the Company shall not be required to disclose any information if such disclosure would contravene any applicable Law. No information provided to or obtained by the Parties pursuant to this Section 6.2 shall limit or otherwise affect the remedies available hereunder to the Parties (including Parties' right to seek indemnification under this Agreement), or the representations or warranties of, or the conditions to the obligations of, the Parties hereto.

           6.3. Regulatory Approvals. The Parties shall make all filings required of each of them or any of their respective Subsidiaries or Affiliates under any Antitrust Laws and other applicable Laws with respect to the transactions contemplated hereby as promptly as practicable and, in any event, within fifteen (15) days of the date hereof.

           6.4. Further Assurances. Subject to, and not in limitation of,
Section 6.3, each of Parent and the Company shall use its commercially reasonable efforts to (i) take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and
(ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement. The Parties shall use their commercially reasonable efforts to obtain at the earliest practicable date all consents and approvals required to consummate the transactions contemplated by this Agreement, including the consents and approvals, if any, referred to in Section 4.3(a) or 5.3(a) hereof. The Company shall provide such assistance and cooperation in connection with obtaining the Financing as Parent and its Affiliates may reasonably request.

           6.5. No Shop.

           (a) The Principal Securityholders and the Company shall not, and shall not permit any of the Subsidiaries, Affiliates, directors, officers, employees, representatives or agents of the Principal Securityholders, or the Company (collectively, the "Representatives") to, directly or indirectly, (i) discuss, encourage, negotiate, undertake, initiate, authorize, recommend, propose or enter into, whether as the proposed surviving, merged, acquiring or acquired corporation or otherwise, any transaction involving a merger, consolidation, business combination, purchase or disposition of any material amount of the assets of the Company or the Company Subsidiaries or any capital stock or other ownership interests of the Company or the Company Subsidiaries other than the transactions contemplated by this Agreement (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of the Company or the Company Subsidiaries in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing.

           (b) The Company shall and shall cause its Representatives to, and the Company shall cause the Company Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Parent) conducted heretofore with respect to any Acquisition Transaction. The Company agrees not to, and the Company agrees to cause the Company Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party.

           6.6. Confidentiality.

           (a) From and after the Closing Date, the Principal Securityholders shall not and shall cause their directors, officers, employees and Affiliates not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors and employees of Parent or use or otherwise exploit for its own benefit or for the benefit of anyone other than Parent, any Confidential Information (as defined below). The Principal Securityholders shall not have any obligation to keep confidential (or cause any of their officers, directors or Affiliates to keep confidential) any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, however, that in the event disclosure is required by applicable Law, the Principal Securityholders shall, to the extent reasonably possible, provide Parent with prompt notice of such requirement prior to making any disclosure so that Parent may seek an appropriate protective order. For purposes of this Section 6.6(a), "Confidential Information" means any information with respect to the Company, including methods of operation, customer lists, products, prices, fees, costs, Technology, inventions, Trade Secrets, know-how, Software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters; provided, however, that Confidential Information does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder.

           (b) The covenants and undertakings contained in this Section 6.6 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 6.6 will cause irreparable injury to Parent, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 6.6 will be inadequate. Therefore, Parent will be entitled to a temporary and permanent injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of this Section 6.6 without the necessity of proving actual damage or posting any bond whatsoever. The rights and remedies provided by this Section
6.6 are cumulative and in addition to any other rights and remedies which Parent may have hereunder or at law or in equity. In the event that Parent were to seek damages for any breach of this Section 6.6, the portion of the consideration delivered to the Principal Securityholders hereunder which is allocated by the Parties to the foregoing covenant shall not be considered a measure of or limit on such damages.

           (c) The Parties agree that, if any court of competent jurisdiction determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.6 is unreasonable, arbitrary or against public policy, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

           (d) To the extent the terms of any other agreement of the Company conflicts with, or is inconsistent with, the terms of this Section 6.6, the terms of this Agreement shall supersede such conflicting or inconsistent terms.

           6.7. Public Announcements. None of the Parties shall issue any press release, public announcement, circular or notice concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval (which approval will not be unreasonably withheld or delayed) of the other Parties hereto (provided, that the Stockholder Representative may provide approval for and on behalf of all Securityholders), unless in the reasonable judgment of the Party intending to make such issuance, disclosure is otherwise required by applicable Law or by any applicable listing agreement with Nasdaq or a national securities exchange, provided that, to the extent required by applicable Law, the Party intending to make such release or announcement shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other Parties with respect to the text thereof. Each of the Parties agrees that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public, except where such disclosure, availability or filing is required by applicable Law and only to the extent required by such Law. In the event that such disclosure, availability or filing is required by applicable Law, each Party agrees to use its commercially reasonable efforts to obtain confidential treatment of this Agreement with any Governmental Body and to redact such terms of this Agreement the other Parties shall request. Notwithstanding the foregoing, Parent may disclose this Agreement to the extent required by applicable Law, Nasdaq, any national securities exchange or Regulatory Body in connection with any public offering of securities of Parent or its Affiliates.

           6.8. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Body in connection with the Merger or the other transactions contemplated by this Agreement or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of the Company Subsidiaries which relate to the Merger or the other transactions contemplated by this Agreement, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.8 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

           6.9. Related-Party Transactions with Non-Management Affiliates. On or prior to the Closing Date, the Company and the Company Subsidiaries shall (a) terminate all Contracts with any of the Principal Securityholders or their respective Affiliates (other than (i) those Contracts set forth on Schedule 6.9 and (ii) Contracts between the Company and the Company Subsidiaries and their respective officers and employees and Contracts the continuation of which Parent has approved in writing) and (b) deliver releases executed by such Affiliates with whom the Company has terminated such Contracts pursuant to this Section 6.9 providing that no further payments are due, or may become due, under or in respect of any such terminated Contracts; provided that in no event shall the Company or any of the Company Subsidiaries pay any fee or otherwise incur any expense or financial exposure with respect to any such termination or release without the prior written consent of Parent.

           6.10. Parent Board. Immediately following the Closing Date, Parent shall nominate, or cause to be nominated, and appointed, Rodney D. Windley to Parent's Board of Directors as a Class II director and as Vice-Chairman thereof.

           6.11. Actions with Respect to Financing. In order to assist with obtaining the Financing contemplated by the Financing Commitment, the Company and the Company Subsidiaries shall provide such assistance and cooperation as Parent may reasonably request, including (i) assisting in the preparation of any prospectus, offering memorandum or similar document or marketing material, and, cooperating with lenders, (ii) making senior management of the Company and the Company Subsidiaries reasonably available for customary "road show" or syndication, presentations, lender or proposed financing source meetings and ratings agencies presentations, (iii) cooperating with prospective lenders and their respective advisors in performing their due diligence, (iv) entering into customary agreements with lenders and their respective advisors, and (v) helping procure other definitive financing documents or other reasonably requested certificates or documents, including pledge and security documents, comfort letters, customary certificates (including a certificate of the chief financial officer of the Company with respect to solvency matters), legal opinions and real estate title documentation.

           6.12. Certain Litigation Recoveries. If after the Effective Time, the Surviving Corporation recovers any amount arising out of the Four Seasons Healthcare, Inc., Healthfield Holdings, Inc., Healthfield, Inc. and Rodney Windley v. Willis Insurance Services of Georgia, Inc., Superior Court of Fulton County, Georgia, Civil Action File No. 2003-cv-67895 lawsuit (the "Willis Lawsuit") or the Hindin/Owen/Engelke, Inc. v. Four Seasons Healthcare, Inc. lawsuit (the "Hindin Lawsuit"), then Parent shall remit to the Principal Securityholders any such amounts recovered by the Company (net of any taxes and expenses payable by Parent or its Subsidiaries relating to any periods after the Effective Time) under the Willis Lawsuit or the Hindin Lawsuit.

           6.13. Payment under CHMG Agreement. The Principal Securityholders shall not be obligated to make any payments under this Agreement in the event that the Parent or the Company is obligated to make a payment pursuant to
Section 11(c)(ii) of the Stock Option and Purchase Agreement, dated as of May 18, 2005, by and between Michael S. Brown, Todd D. Wiebusch, and Wayne Morehead, joined by CHMG and CHMG Acquisition Corp., and joined by the Company (the "CHMG Agreement") as a result of tax benefits realized subsequent to the Effective Time.

           6.14. Hospice Services Overpayment. If and to the extent that payments made to the Company by Medicare for hospice services in excess of the annual cap amounts for the Medicare cap year ended October 31, 2005 ("Excess Medicare Payments") exceed $1,100,000, the Principal Securityholders shall pay the Company, dollar-for-dollar, the amount of such excess. Such reimbursement payment may be satisfied by release to Parent of Escrowed Property from the Escrow Account in accordance with Section 9.5 hereof. If and to the extent that Excess Medicare Payments are less than $1,100,000, the Company shall pay the Stockholder Representative, for the benefit of the Principal Securityholders, dollar-for-dollar, the amount of such difference. Any payments required to be made pursuant to this Section 6.14 shall be made promptly (and in no event later than five (5) Business Days) following the final determination by Medicare of the amount of such Excess Medicare Payments.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING
                              ---------------------

           7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) No Order. There shall not be in effect or threatened any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated hereby; and

           (b) Antitrust. The waiting period (and any extension thereof), if any, applicable to the Merger under any applicable Antitrust Law shall have been terminated or shall have expired.

           7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and consummate the other transactions contemplated hereby are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of the Company and the Principal Securityholders contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct, and the representations and warranties of the Company and the Principal Securityholders contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect with respect to the Company;

           (b) Performance of Obligations. The Company and the Principal Securityholders shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect with respect to the Company;

           (c) No Legal Proceedings. No Legal Proceedings shall have been instituted or threatened or claim or demand made against the Principal Securityholders, the Company or any of the Company Subsidiaries seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the Merger or any of the other transactions contemplated hereby;

           (d) No Company Material Adverse Effect. There shall not have been or occurred any event, fact or circumstance that would constitute a Company Material Adverse Effect since the Balance Sheet Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

           (e) Required Consents. The Company shall have obtained the written consent of at least ninety-five percent (95%) of the holders of Company Stock to this Merger Agreement in a form reasonably satisfactory to Parent;

           (f) Non-competition Agreement. Each of the officers, directors and employees of the Company listed on Schedule 7.2(f) shall have entered into a non-competition agreement in substantially the form attached hereto as Exhibit D and for the term set forth on Schedule 7.2(f) (each a "Noncompete Agreement");

           (g) Retention of Key Employees. Each of the Persons listed on
Schedule 7.2(g) shall have entered into an employment agreement on the terms set forth on such Schedule, and such employment agreements shall be in full force and effect and all of such persons shall be willing and able to perform in accordance with such employment agreements;

           (h) Ancillary Agreements.

               (i) The Escrow Agent and the Stockholder Representative shall have entered into, executed and delivered to Parent the Escrow Agreement;

               (ii) Each of the Principal Securityholders shall have entered into, executed and delivered to Parent a Joinder Agreement; and

               (iii) Parent and the Principal Securityholders shall have entered into, executed and delivered to Parent a registration rights agreement in substantially the form of Exhibit C hereto (the "Registration Rights Agreement");

           (i) Director Resignations. Unless otherwise provided, Parent shall have received written resignation letters from each of the members of the board of directors of the Company and the Company Subsidiaries, effective as of the Effective Time;

           (j) FIRPTA Certificate. Parent shall have received a certificate from the Company complying with Treasury regulation Section 1.897-2(h) and in form and substance reasonably acceptable to Parent stating that interests in the Company are not U.S. real property interests;

           (k) Legal Opinion. The Company shall have delivered, or caused to be delivered, to Parent, an opinion of Greenberg Traurig, counsel to the Company, in substantially the form of Exhibit E hereto and permitting reliance thereupon by Parent and the agent and the Lenders providing the Financing; and

           (l) Amendment to Rodney Windley's Employment Agreement. The Company shall have procured and delivered to Parent an executed amendment to Rodney Windley's employment agreement which amends Section 6.9 of such agreement to provide that in the event that such executive would receive payments in connection with the Merger that would constitute "excess parachute payments" within the meaning of Section 280G of the Code, such payments shall be reduced such that the executive will not receive "excess parachute payments" within the meaning of Section 280G of the Code.

           (m) Letter of Instruction. The Stockholder Representative shall have prepared and delivered to Parent a letter of instruction setting forth the payments to be made to each Securityholder by Parent pursuant to this Agreement.

           7.3. Conditions to Obligations of the Company and the Securityholders. The obligations of the Company and the Securityholders to effect the Merger and consummate the other transactions contemplated hereby are further subject to the satisfaction (or waiver, if permissible under applicable
Law) on or prior to the Closing Date of the following conditions:

           (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and the Company and the Stockholder Representative shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

           (b) Performance of Obligations. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Closing Date, and the Company and the Stockholder Representative shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect;

           (c) Ancillary Agreements.

               (i) The Escrow Agent and Parent shall have entered into, executed and delivered to the Stockholder Representative the Escrow Agreement; and

               (ii) Parent shall have entered into, executed and delivered to the Stockholder Representative the Registration Rights Agreement;

           (d) No Parent Material Adverse Effect. There shall not have been or occurred any event, fact or circumstance that would constitute a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect;

           (e) No Legal Proceedings. No Legal Proceedings shall have been instituted or threatened or claim or demand made against the Principal Securityholders, the Company or any of the Company Subsidiaries seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the Merger or any of the other transactions contemplated hereby;

           (f) Nasdaq Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation on the Nasdaq Stock Market, Inc. (National Market System), subject to official notice of issuance; and

           (g) Legal Opinion. Parent shall have delivered, or caused to be delivered, to the Stockholder Representative, an opinion of Weil, Gotshal & Manges LLP, counsel to Parent, in substantially the form of Exhibit F hereto and permitting reliance thereupon by the Securityholders.

           7.4. Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 6.4.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

           8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective
Time:

           (a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors; or

           (b) by either of the Company or Parent:

               (i) if the Merger shall not have been consummated on or before March 3, 2006 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the material breach of such party under this Agreement or Parent's failure to receive the financing required to consummate the transactions contemplated hereby; provided, further that such date shall be automatically extended for up to two successive thirty (30) day periods if (i) the conditions to Closing set forth in Section 7.1(b) remain unsatisfied or unwaived or (ii) if Parent shall not have obtained the Financing due to the failure of Parent to satisfy the material closing conditions in the Financing Commitment (provided that the Financing Commitment remains in full force and effect and each of the parties thereto continues to act in good faith to consummate the transactions contemplated thereby and Parent delivers a certificate to the Stockholder Representative to such effect which shall include a letter to such effect from Parent's financing source); or

               (ii) if there shall be in effect any law prohibiting consummation of the Merger, or a final non-appealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby; it being agreed that the Parties shall promptly appeal any adverse determination which is not non-appealable (and pursue such appeal with reasonable diligence); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations or other material breach by such party under this Agreement.

           (c) by Parent (if Parent is not in material breach of this Agreement):

               (i) if the Company or the Principal Securityholders shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of the Company or the Principal Securityholders set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) is incapable of being cured, or is not cured, by the Company or the Principal Securityholders within twenty (20) days following receipt of written notice from Parent detailing such breach or failure; or

               (ii) if there has been or occurred any event, fact or circumstance that would reasonably be expected to constitute a Company Material Adverse Effect; or

               (iii) if the Company shall fail to deliver to Parent within twenty-four (24) hours of the date of this Agreement written consents of Securityholders representing a majority of the outstanding Company Common Stock and Company Preferred Stock (voting on an as converted basis), voting together as a single class, in a form reasonably satisfactory to Parent, approving the Merger and the transactions contemplated hereby (the "Stockholder Approval"); or

           (d) by the Company (if the Company is not in material breach of this Agreement):

               (i) if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent or Merger Sub set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent or Merger Sub within twenty (20) days following receipt of written notice from the Company of such breach or failure; or

               (ii) by the Company (if the Company is not in material breach of this Agreement) if there has been or occurred any event, fact or circumstance that would reasonably be expected to constitute a Parent Material Adverse Effect.

           8.2. Procedure Upon Termination. In the event of termination and abandonment by Parent and/or the Company pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other Parties, and this Agreement shall terminate, and the Merger and the other transactions contemplated hereunder shall be abandoned, without further action by Parent or the Company.

           8.3. Termination Fee. Notwithstanding any provision in this Agreement to the contrary, if the Merger shall not have been consummated on or before the Outside Date (but only if at such time Parent would be prohibited from terminating this Agreement by application of Section 8.1), then Parent shall pay to the Company a fee of $10,000,000 in cash and Parent shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company or the Securityholders.

           8.4. Effect of Termination. In the event that this Agreement is validly terminated as provided herein, then each of the Parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the Parties; provided, however, that the obligations of the Parties set forth in this Section 6.7, Section 8.3 and Section 8.4, Article XII and, to the extent necessary to effectuate the foregoing enumerated provisions, Article XI hereof, shall survive any such termination and shall be enforceable hereunder; provided further, however, that nothing in this Section 8.4 shall relieve the Parties of any liability for fraud or any breach of this Agreement prior to the effective date of termination.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------

           9.1. Survival of Representations and Warranties. The representations and warranties of the Parties contained in this Agreement (other than the representations and warranties contained in Section 4.10 (Taxes), which shall be covered by Article X), any certificate delivered pursuant hereto or any Company Document, Principal Securityholder Document or Parent Document, shall survive the Closing through and including the second anniversary of the Closing Date, except for the representations and warranties of the Company, which will expire at the Effective Time; provided, however, that the representations and warranties (a) (i) of the Principal Securityholders set forth in Sections 3.1 (Authorization), 3.3 (Ownership), 3.5 (Financial Advisors), 3.6 (Investment Representations); (ii) of the Company set forth in Sections 4.1 (Organization),
4.2 (Authorization), 4.4 (Capitalization), 4.5 (Subsidiaries and Affiliated Entities), 4.25 (Financial Advisors); and (iii) of Parent set forth in Sections
5.1 (Organization) and 5.2 (Authorization) shall survive the Closing indefinitely and (b) of the Company set forth in Sections 4.15 (Employee Benefit Plans), 4.16 (Labor and Employment Matters), 4.19 (Environmental Matters) and
4.26 (Certain Regulatory Matters) hereof shall survive until the expiration of the statute of limitation applicable to the matter to which such representation or warranty relates (in each case, the "Survival Period"); provided, however, that any obligations under Sections 9.2(a)(i), 9.2(a)(ii) and 9.2(b)(i) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given written notice (stating in reasonable detail the basis of the claim for indemnification) to the indemnifying party in accordance with Section 9.3(a) before the termination of the applicable Survival Period. Notwithstanding anything to the contrary set forth herein or elsewhere in this Agreement, the representations, warranties and covenants of the Parties contained in the Registration Rights Agreement executed in connection with the Merger shall not be subject to the terms and conditions of this Article IX (inclusive) as to survival or otherwise, and the Parties shall be entitled to exercise all remedies available to them under the Registration Rights Agreement.


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
           9.2. Indemnification.

           (a) Subject to Sections 9.1 and 9.4 hereof, each Principal Securityholder other than the Stockholder Representative hereby severally and not jointly agrees, and the Stockholder Representative hereby jointly and severally agrees (except with respect to Section 9.2(a)(ii), which shall be several, but not joint), to indemnify and hold Parent, the Surviving Corporation, and their respective directors, officers, employees, Affiliates, stockholders (excluding the Securityholders after the Closing in such capacity), agents, attorneys, representatives, successors and assigns (collectively, the "Parent Indemnified Parties") harmless from and against, and pay to the applicable Parent Indemnified Parties the amount of (without duplication), any and all losses, Liabilities, obligations, deficiencies, demands, judgments, damages (including incidental and consequential damages actually paid by Parent), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including reasonable costs of investigation and defense and attorneys' and other professionals' fees), whether or not involving a third party claim ("Losses"):

               (i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Company or the Principal Securityholders in this Agreement (other than in Article III or Section 4.10) or in any Principal Securityholder Document or Company Document to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date (except to the extent that any such representation expressly speaks as of an earlier date in which case such representation shall be true and correct as of such earlier date);

               (ii) based upon, attributable to or resulting from the failure of any of the representations or warranties made by the Principal Securityholders in Article III to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date;

               (iii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Principal Securityholders or (prior to the Closing) the Company under this Agreement or any Principal Securityholder Document or Company Document (other than any covenant or agreement relating to Taxes); or

               (iv) based upon, attributable to or resulting from

                    (A) any Legal Proceeding, to the extent existing on or prior to the Closing Date, or

                    (B) any Liability relating to medical malpractice or
               workers' compensation arising from or related to any condition, act, omission or occurrence, whether known or unknown, accrued or contingent, to the extent existing on or prior to the Closing Date, regardless of when such claim of Liability is asserted.


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
           (b) Subject to Sections 9.1 and 9.4, Parent hereby agrees to indemnify and hold the Principal Securityholders and their respective Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Principal Securityholder Indemnified Parties") harmless from and against, and pay to the applicable Principal Securityholder Indemnified Parties the amount of any and all Losses:

               (i) based upon, attributable to or resulting from the failure of any of the representations or warranties made by Parent or Merger Sub in this Agreement or in any Parent Document to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date (except to the extent that any such representation expressly speaks as of an earlier date in which case such representation shall be true and correct as of such earlier date); and

               (ii) based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Parent or Merger Sub prior to the Effective Time or the Surviving Corporation after the Effective Time under this Agreement or any Parent Document.

           (c) The indemnification provisions of this Article IX are the sole and exclusive post-Closing remedy of Parent (or Surviving Corporation) and the Principal Securityholders for a breach or nonperformance of any representations, warranties and covenants in this Agreement. To the extent that any claim by Parent for indemnification hereunder is satisfied by the Working Capital adjustment, there shall be no duplicative recovery under this Article IX. The right to indemnification or any other remedy based on representations, warranties and covenants and agreements in this Agreement, or any Principal Securityholder Documents, Company Document or Parent Document shall not be affected by any investigation conducted at any time, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements.

           9.3. Indemnification Procedures.

           (a) Any claim for indemnification for any matter not involving a Third Party Claim shall be asserted by written notice to the party from whom indemnification is sought within the applicable period as set forth in Section 9.1.

           (b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party within the applicable period as set forth in Section 9.1 in respect of which indemnification may be sought under Section 9.2 hereof (regardless of the limitations set forth in Section 9.4) (a "Third Party Claim"), the indemnified party shall promptly cause written notice of the assertion of any Third Party Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to


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
give reasonably prompt notice of any Third Party Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure. Subject to the provisions of this Section 9.3, the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder; provided that the indemnifying party shall have acknowledged in writing to the indemnified party its unqualified obligation to indemnify the indemnified party as provided hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified by it hereunder, it shall within five Business Days of the indemnified party's written notice of the assertion of such Third Party Claim (or sooner, if the nature of the Third Party Claim so requires) notify the indemnified party of its intent to do so; provided, that the indemnifying party must conduct the defense of the Third Party Claim diligently and in good faith thereafter in order to preserve its rights in this regard. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Third Party Claim. If the indemnified party defends any Third Party Claim, then the indemnifying party shall reimburse the indemnified party for the reasonable expenses of defending such Third Party Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Third Party Claim, the indemnified party may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified Parties in connection with any Third Party Claim. The Parties agree to provide reasonable access to the other to such documents and information as may be reasonably requested in connection with the defense, negotiation or settlement of any such Third Party Claim.

           (c) Notwithstanding anything in this Section 9.3 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant or claimants and such party provide to such other party an unqualified release from all liability in respect of the Third Party Claim and unless such settlement does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such indemnified party or provide for any ongoing restriction on the business of the indemnified party. If the indemnifying party makes any payment on any Third Party Claim, the indemnifying


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
party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Third Party Claim. Notwithstanding the foregoing, (i) if a Third Party Claim seeks the issuance of an injunction, the specific election of an obligation or similar remedy against the indemnified party or (ii) if the subject matter of a Third Party Claim relates to the ongoing business of any indemnified party, which Third Party Claim, if decided against any indemnified party, would materially adversely affect the ongoing business or reputation of any indemnified party, the indemnified party alone will be entitled to settle such Third Party Claim in the first instance and, if the indemnified party does not settle such Third Party Claim, the indemnifying party will then have the right to contest and defend (but not settle without the consent of the indemnified Party) such Claim.

           (d) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement, in each case with respect to an Third Party Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall pay all of such remaining sums so due and owing to the indemnified party in accordance with Section 9.5.

           9.4. Limitations on Indemnification for Breaches of Representations and Warranties.

           (a) An indemnifying party shall not have any liability under Section 9.2(a)(i) or Section 9.2(b)(i) hereof unless the aggregate amount of Losses incurred by the indemnified Parties and indemnifiable thereunder based upon, attributable to or resulting from the failure of any of the representations or warranties to be true and correct exceeds $1,500,000 (the "Indemnification Basket") and, in such event, the indemnifying party shall be required to pay the entire amount of all such Losses, in excess of $1,500,000; provided that the Indemnification Basket limitation shall not apply to Losses related to the failure to be true and correct of any of the representations and warranties set forth in Sections 3.1 (Authorization), 3.4 (Ownership), 3.5 (Financial Advisors), 3.6 (Investor Representations), 4.1 (Organization), 4.2 (Authorization), 4.4 (Capitalization), 4.5 (Subsidiaries and Affiliated Entities), 4.15 (Employee Benefit Plans), 4.25 (Financial Advisors), 5.1 (Organization) and 5.2 (Authorization) hereof.

           (b) The Principal Securityholders shall not be required to indemnify any Person under Section 9.2(a)(i) for an aggregate amount of Losses exceeding ten percent (10%) of the sum of the Final Total Merger Consideration and the Final Net Debt (the "General Indemnification Cap") in connection with Losses related to the failure to be true and correct of any of the representations or warranties of the Principal Securityholders or the Company in Articles III, or IV, respectively; provided that there shall be no General Indemnification Cap with respect to Losses related to the failure to be true and correct of any of the representations or warranties contained in Sections 4.1 (Organization), 4.2 (Authorization of Agreement), 4.4 (Capitalization), 4.5 (Subsidiaries and


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
Affiliated Entities), 4.15 (Employee Benefit Plans), 4.25 (Financial Advisors) and 4.26 (Certain Regulatory Matters) hereof. The Principal Securityholders shall not be required to indemnify any Person under Section 9.2(a)(i) for an aggregate amount of Losses exceeding twenty percent (20%) of the sum of the Final Total Merger Consideration and the Final Net Debt (the "Regulatory Indemnification Cap") in connection with Losses related to the failure to be true and correct of the representations or warranties contained in Section 4.26 (Certain Regulatory Matters).

           (c) Parent shall not be required to indemnify any Person under
Section 9.2(b)(i) for an aggregate amount of Losses exceeding $7,500,000 (the "Parent Indemnification Cap") in connection with Losses related to the failure to be true and correct of any of the representations or warranties of Parent in
Article V; provided that there shall be no Parent Indemnification Cap with respect to Losses related to the failure to be true and correct of any of the representations or warranties contained in Sections 5.1 (Organization) and 5.2 (Authorization) hereof.

           (d) Solely for purposes of calculating the amount of Losses hereunder, any materiality or Material Adverse Effect qualifications in the representations, warranties, covenants and agreements shall be disregarded.

           (e) From and after the Closing, the Principal Securityholders shall have no right of contribution or other recourse against the Surviving Corporation or its directors, officers, employees, Affiliates, agents, attorneys, representatives, assigns or successors for any Third Party Claims or claims for breaches of this Agreement asserted by Parent Indemnified Parties, it being acknowledged and agreed that the covenants and agreements of the Surviving Corporation are solely for the benefit of Parent Indemnified Parties.

           (f) No Losses shall be asserted with respect to any matter which is covered by insurance proceeds to the extent of such insurance proceeds, provided, however, Principal Securityholders shall indemnify any Person for any increase in insurance premiums directly caused by such Losses as indicated in writing by the applicable insurance carrier.

           (g) In the event that the Principal Securityholders indemnify Parent Indemnified Parties for Losses arising out of a set of facts for which indemnification is available under any contract to which the Company or its Subsidiaries is a party prior to the Effective Time (including, without limitation, the CHMG Agreement, and the Asset Purchase Agreement, dated June 2, 2004, by and among WG Acquisition Corp., Four Seasons Healthcare, Inc. and Wiregrass Hospice, Inc.), Parent shall cause the Surviving Corporation or its Subsidiaries to (i) at the expense of the Stockholder Representative, cooperate with the Stockholder Representative to assert any applicable indemnification claims under such contracts and remit to the Principal Securityholders any amounts recovered (net of any taxes and expenses) in respect of such claims, provided that any amount remitted to the Principal Securityholders shall not be included in Losses in calculating the General Indemnification Cap and the Regulatory Indemnification Cap in Section 9.4(b) or (ii) if permitted under any applicable contract, assign any such rights to the Stockholder Representative for the benefit of the Securityholders.


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
           (h) Except as otherwise provided in Section 9.2(a), an indemnified party's recovery from an indemnifying party under Article IX shall in no event include any special, indirect, consequential or punitive damages.

           9.5. Escrow.

           (a) At the Closing, Parent shall on behalf of the Principal Securityholders, deposit the Cash Escrow Amount and shares of Parent Common Stock (the "Escrowed Shares") representing the Stock Escrow Amount in accordance with Section 2.2(b)(iii) (the aggregate amount of the Cash Escrow Amount and Escrowed Shares, the "Escrowed Property") with the Escrow Agent to be held in an escrow account (the "Escrow Account") pursuant to and in accordance with this Agreement and the Escrow Agreement to be executed as of the Closing Date. Any payment the Principal Securityholders are obligated to make to any Parent Indemnified Parties pursuant to this Article IX (other than Sections 9.2(a)(ii) and 9.6) or Article X (at Parent's option) shall be paid (i) if the payment is to be made in cash, by reducing the amount of the cash in the Escrow Account in an amount equal to such payment and releasing such cash to Parent or (ii) if the payment is to be made in Escrowed Shares, by reducing the number of Escrowed Shares in the Escrow Account in an amount equal to (x) the amount of such payment divided by (y) the average closing price of Parent Common Stock on the Nasdaq (as reported by The Wall Street Journal, Eastern Edition, or, if not reported thereby, any other authoritative source) for the ten (10) trading days ending with the second trading day immediately preceding the date such Escrowed Shares are released and returning and releasing such Escrowed Shares to Parent. The first $5,000,000 of Escrowed Property required to be paid by the Principal Securityholders shall be paid out of the Escrowed Shares. The next $5,000,000 of Escrowed Property required to paid the by Principal Securityholders shall be out of the Cash Escrow Amount. Any remaining amounts of Escrowed Property required to be paid by the Principal Securityholders shall be paid out of the remaining Escrowed Property.

           (b) To the extent that there is an insufficient amount of remaining Escrowed Property to pay any remaining sums due pursuant to this Article IX (other than Sections 9.2(a) (ii) and 9.6) or Article X, then the Principal Securityholders shall be required to pay all of such additional sums due and owing to the Parent Indemnified Parties by wire transfer of immediately available funds within thirty (30) days after the date of notice any sums then due and owing is given to the Stockholder Representative (with a copy to the Escrow Agent) by the applicable Parent Indemnified Party. Any indemnification owed by a Principal Securityholder pursuant to Section 9.2(a)(ii) shall be paid by such Principal Securityholder to the Parent Indemnified Parties by wire transfer of immediately available funds within ten (10) Business Days after the date of notice any sums then due and owing is given to such Principal Securityholder (with a copy to the Stockholder Representative) by the applicable Parent Indemnified Party.


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
           (c) On December 31, 2006, the Escrow Agent shall release one-third of the Escrowed Shares (based upon the number of Escrowed Shares originally deposited with Escrow Agent or the proceeds thereof pursuant to Section 9.5(d)) less the number of such Escrowed Shares as may be necessary to satisfy in full all unpaid Escrow Claims and less all Escrowed Shares previously disbursed to Parent; on June 30, 2007, the Escrow Agent shall release two-thirds of the Escrowed Shares (based upon the number of Escrowed Shares originally deposited with Escrow Agent or the proceeds thereof pursuant to Section 9.5(d)), less the number of such Escrowed Shares as may be necessary to satisfy in full all unpaid Escrow Claims and less the aggregate of all Escrowed Shares previously disbursed to Parent or released; and on the second anniversary of the Closing Date, the Escrow Agent shall release the remaining Escrowed Property and earnings thereon (in each case, to the extent not utilized to pay Parent for any indemnification claim), except that the Escrow Agent shall retain an amount of Escrowed Property equal to the amount of claims for indemnification under this Article IX or
Article X. The Escrowed Property retained for unresolved claims for indemnification shall be released by the Escrow Agent (to the extent not utilized to pay Parent for any such claims resolved in favor of Parent) upon their resolution in accordance with this Article IX, Section 2.5 or Article X. For the avoidance of doubt, the release of the Escrow Property to the Principal Securityholders after the second anniversary of the Closing Date pursuant to this Section 9.5 shall not prejudice any of the rights of the Parent Indemnified Parties to seek indemnification from the Principal Securityholders under this Agreement.

           (d) If and to the extent permitted under the Registration Rights Agreement, the Principal Securityholders may, at their option, instruct the Escrow Agent to sell all or any portion of the Escrowed Shares on their behalf and the Escrow Agent shall sell such Escrowed Shares and deposit the proceeds from any such sales in the Escrow Account.

           9.6. Working Capital Reserve.

           (a) At the Closing, Parent shall on behalf of the Securityholders, deposit $2,000,000 (the "Working Capital Reserve") with the Escrow Agent to be held in an escrow account (the "Working Capital Reserve Account") pursuant to and in accordance with this Agreement and the Escrow Agreement to be executed as of the Closing Date. The True-Up Amounts, if negative, shall be paid by reducing the amount of cash in the Working Capital Reserve Account in an amount equal to such payment and releasing such cash to Parent.

           (b) To the extent that the Working Capital Reserve is not sufficient to pay all additional sums due pursuant to Section 2.5(g), then such sums due and owing to Parent shall be paid from the Escrowed Property in the Escrow Account in an amount equal to such payment and releasing such cash or shares to Parent in accordance with the provisions of Section 9.5. To the extent that the Working Capital Reserve and the Escrowed Property released to Parent are not sufficient to pay all additional sums due pursuant to Section 2.5(g), Securityholders shall be required to pay all of such additional sums due and owing to Parent pursuant to Section 2.5(g)(i).


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
           (c) On the date that the True-Up Amounts is finally determined pursuant to Section 2.5(g)(i), the Escrow Agent shall release to the Stockholder Representative for the benefit of the Securityholders all cash in the Working Capital Reserve Account in excess of the True-Up Amounts.

           9.7. Tax Treatment of Indemnity Payments. The Principal Securityholders and Parent agree to treat any indemnity payment made pursuant to this Article IX or Article X as an adjustment to the Merger Consideration for all income tax purposes. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article IX or Article X is determined to be taxable to the party receiving such payment by any Taxing Authority, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of the receipt of such payment (including by reason of the receipt of any payment under this Section 9.7) and any Losses incurred by the party receiving such payment in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

                                    ARTICLE X

                                   TAX MATTERS
                                   -----------

           10.1. Tax Indemnification. Each Principal Securityholder other than the Stockholder Representative hereby severally and not jointly agrees, and the Stockholder Representative hereby jointly and severally agrees, to be liable for and to indemnify and hold the Parent Indemnified Parties harmless from and against, and pay to the Parent Indemnified Parties the amount of any and all Losses in respect of (i) all Taxes of or imposed against the Company and the Company Subsidiaries (or any predecessor thereof) (A) for any taxable period ending on or before the Closing Date, and (B) for the portion of any Straddle Period ending on the Closing Date (in each case determined as provided in Section 10.3); (ii) any and all Taxes imposed on any member of a consolidated, combined or unitary group of which the Company or any Company Subsidiary (or any predecessor thereof) is or was a member on or prior to the Closing Date, by reason of the liability of the Company or any Company Subsidiary (or any predecessor thereof), pursuant to Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign Law); and (iii) the failure of any of the representations and warranties contained in Section 4.10 to be true and correct in all respects (determined without regard to any qualification related to materiality contained therein) or the failure to perform any covenant contained in this Agreement with respect to Taxes. To the extent that any claim by Parent for indemnification hereunder is satisfied by the Working Capital adjustment, there shall be no duplicative recovery under this Section 10.1.

           10.2. Filing of Tax Returns; Payment of Taxes.

           (a) The Company shall, and shall cause the Company Subsidiaries to timely file all Tax Returns required to be filed by it on or prior to the Closing Date and shall pay or cause to be paid all Taxes shown due thereon. The Stockholder Representative shall cause to be prepared all other Tax Returns of the Company and the Company Subsidiaries for all taxable periods ending on or before Closing (all such Tax Returns described in the first and second sentence of this Section 10.2(a), "Pre-Closing Returns"). All such Pre-Closing Returns shall be prepared in a manner consistent with prior practice. The Company or the Stockholder Representative as the case may be shall provide Parent with copies of such completed Pre-Closing Returns at least thirty days prior to the filing thereof, along with supporting workpapers, for Parent's review and approval, which shall not be unreasonably withheld; provided that Parent's approval shall not be considered unreasonably withheld if it fails to approve any position which would adversely affect the Parent, the Company or any Company Subsidiary in any taxable period ending after the Closing. The Stockholder Representative and Parent shall attempt in good faith to resolve any disagreements regarding such Tax Returns prior to the due date for filing. In the event that the Stockholder Representative and Parent are unable to resolve any dispute with respect to such Tax Return at least ten days prior to the due date for filing, such dispute shall be resolved pursuant to Section 10.5, which resolution shall be binding on the Parties. Parent shall file or cause to be filed all such Pre-Closing Returns to the extent such returns are due following the Closing Date.

           (b) Following the Closing, Parent shall cause to be timely filed all Tax Returns required to be filed by the Company and the Company Subsidiaries after the Closing Date with respect to Straddle Periods and, subject to the rights to payment from the Principal Securityholders under Section 10.2(c), pay or cause to be paid all Taxes shown due thereon.

           (c) Not later than ten days prior to the due date for the payment of Taxes on any Tax Returns which Parent has the responsibility to cause to be filed pursuant to Section 10.2(b), the Principal Securityholders shall pay to Parent the amount of Taxes owed by the Principal Securityholders pursuant to the provisions of Section 10.1. No payment pursuant to this Section 10.2(c) shall excuse the Principal Securityholders from its indemnification obligations pursuant to Section 10.1 if the amount of Taxes, as ultimately determined by a Taxing Authority or pursuant to the provisions of Section 10.5 exceeds the amount of the Principal Securityholders' payment under this Section 10.2(c).

           (d) Special Payment in Respect of Stock Options. The Principal Securityholders shall pay to Parent on the later of (i) the date of the filing of any federal income Tax Return of the Company for any taxable period ending prior to or including the Closing Date or, (ii) the Closing Date, an amount equal to the product (the "Product") of (A) the excess of (I) the federal taxable income for the taxable period to which such Tax Return relates (or in the case of a Tax Return that relates to a Straddle Period, the portion of the Straddle Period ending on the Closing Date) without taking into account any deductions resulting from the exercise or cancellation of the options to purchase Company Common Stock set forth on Schedule 10.2(d) and without regard to any net operating loss carryforwards not actually taken into account in computing actual federal taxable income, over (II) the actual federal taxable income for the period ending prior to or including the Closing Date or the portion of the Straddle Period, as the case may be, multiplied by (B) 39%, but only to the extent the Product exceeds the amount deducted in calculating the


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
Estimated Total Merger Consideration in respect of such Product pursuant to
Section 2.2(a). Parent shall be responsible for the employer's share of any payroll taxes attributable to the exercise or cancellation of the options to purchase Company Common Stock set forth on Schedule 10.2(d). Any payments payable to Parent under this Section 10.2(d) shall be reduced by the amount of the employer's share of any payroll taxes paid by the Company prior to the Closing that are attributable to the exercise or cancellation of the options to purchase Company Common Stock set forth on Schedule 10.2(d), and shall be further reduced by any refund of Taxes which is attributable to the exercise of such options and retained by the Company under Section 10.8.

           10.3. Straddle Period. The Company will, unless prohibited by applicable law, close the taxable period of the Company and the Company Subsidiaries as of the close of business on the Closing Date. If applicable law does not permit the Company (or a Subsidiary) to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a "Straddle Period"), the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to the Principal Securityholders for the period up to and including the close of business on the Closing Date, and (ii) to Parent for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company and the Company Subsidiaries as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

           10.4. Tax Audits.

           (a) If any written claim or demand for indemnified Taxes in respect of which indemnity may be sought pursuant to this Article X is asserted against Parent, any of its Affiliates or, effective upon the Closing, the Company or any Company Subsidiary, Parent and the Stockholder Representative shall notify the other of such claim or demand within ten (10) days of receipt thereof and each of them shall give the other such information with respect thereto as any of them may reasonably request of the other. Stockholder Representative shall assume and control at its own expense, and Parent shall take all steps reasonably requested by Stockholder Representative in order to fully effectuate Stockholder Representative's assumption and control of, the conduct of any contest or proceeding (including, without limitation, a Tax audit) relating to Taxes for which indemnification may be sought from Stockholder Representative under this Article X; provided that the Stockholder Representative shall not settle any such contest or proceeding in a manner that would adversely affect the Parent, the Company or any Company Subsidiary in a taxable period ending after the Closing Date without Parent's prior written consent, which shall not be unreasonably withheld. Parent shall have the right, but not the duty, to participate in such contest or proceeding at its own expense. Stockholder Representative shall not be liable under this Article X for any amount arising out of a contest or proceeding of which Parent failed to notify the Stockholder Representative as required under this Article X to the extent that the Stockholder Representative can demonstrate actual loss and prejudice as a result of such failure.


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
           (b) If a Taxing Authority makes an adjustment which increases the obligations of Principal Securityholders and Stockholder Representative under
Section 10.1 and (i) the Principal Securityholders pay the increased amount pursuant to this Agreement, and (ii) the adjustment results in a decrease in the Taxes of the Parent, its Affiliates, the Company or the Company Subsidiaries in any taxable period beginning after the Closing Date, Parent shall be obligated to make a payment or payments to the Stockholder Representative in an amount equal to the lesser of (x) the amounts paid by the Stockholder Representative pursuant to Section 10.1 as a result of the adjustment; or (y) the amount of the reduction in the Taxes of the Parent, its Affiliates, the Company or the Company Subsidiaries. If a Taxing Authority makes an adjustment which decreases the obligations of Principal Securityholders and Stockholder Representative under
Section 10.1 or results in a refund or credit which is payable to the Stockholder Representative under Section 10.8 and the adjustment results in an increase in the Taxes of the Parent, its Affiliates, the Company or the Company Subsidiaries in any taxable period beginning after the Closing Date, the Stockholder Representative shall be obligated to make a payment or payments to the Parent in an amount equal to the lesser of (x) the decrease in the amounts paid by the Stockholder Representative pursuant to Section 10.1 or the amount of the refund or credit payable to the Stockholder Representative under Section 10.8, as the case may be, as a result of the adjustment; or (y) the amount of the increase in the Taxes of the Parent, its Affiliates, the Company or the Company Subsidiaries. Any such payment or payments shall be made by the Parent or the Stockholder Representative as the case may be within thirty (30) days of the date that any Tax refund is received with respect to any amended returns or the date that the Tax Return evidencing such reduction or increase is due with respect to current and future Tax Returns. The Parent shall file any amended Tax Returns reasonably necessary to obtain the allowable amount of the reduction in its Tax liability, except to the extent that Parent, its Affiliates, the Company, or any Company Subsidiary would be adversely affected by the filing of such amended Tax Return.

           10.5. Disputes. Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm mutually acceptable to the Stockholder Representative and Parent. The fees and expenses of such accounting firm shall be borne equally by the Principal Securityholders, on the one hand, and Parent on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct.

           10.6. Time Limits. Any claim for indemnity under this Article X may be made at any time prior to 60 days following the expiration of the applicable statute of limitations.

           10.7. Exclusivity. The indemnification provided for in this Article X and the provisions in Sections 9.2(c), 9.4(d), 9.5, 9.6 and 9.7 shall be the sole remedy for any claim in respect of Taxes, including any claim arising out of or relating to a breach of Section 4.10. In the event of a conflict between the provisions of this Article X, on the one hand, and the provisions of Article IX (other than Sections 9.2(c), 9.4(d), 9.5, 9.6 and 9.7), on the other, the provisions of this Article X shall control.

           10.8. Refunds and Tax Credits. Any Tax refunds that are actually received by Parent or the Company and the Company Subsidiaries, and any amounts of credits against post-Closing Taxes actually obtained by Parent or the Company and the Company Subsidiaries that relate to Taxes of the Company and the Company Subsidiaries for Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Stockholder Representative, and Parent shall pay over to Stockholder Representative any such refund or the amount of any such credit (net of any Taxes or other expenses) within 15 days after receipt or entitlement thereto. No payment shall be required under this Section 10.8 for any Tax refund or credit attributable to a refund or credit which was taken into account in computing the Working Capital adjustment or is attributable to the exercise or cancellation of the options to purchase Company Common Stock set forth on Schedule 10.2(d).

                                   ARTICLE XI

                                   DEFINITIONS
                                   -----------

           11.1. Certain Definitions. As used in this Agreement, the following terms have the meanings ascribed thereto below:

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

           "Affiliated Group" means any affiliated group within the meaning of
Section 1504 of the Code or any comparable or analogous group under applicable Law.

           "Antitrust Law" means any applicable Law that is designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

           "Business Day" means a day except a Saturday, a Sunday or other day on which the banks in the City of New York are authorized or required by Law to be closed.

           "Contract" means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

           "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

           "Copyrights" means all copyrights (including copyrights in software programs) and registrations and applications therefor, works of authorship, moral rights, database and design rights and mask work rights.

           "DGCL" means the General Corporation Law of the State of Delaware, as amended.

           "Environmental Law" means any Law, as now or hereafter in effect, in any way relating to the protection of human health and safety, the environment or natural resources including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous MaterialS Transportation Act (49 U.S.C. App. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.) the ToXIC Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as each has been OR may be amended and the regulations promulgated pursuant thereto.

           "Environmental Permit" means any Permit required by Environmental Laws for the operation of the Company.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

           "Escrow Agent" means the escrow agent for the Escrow Agreement pursuant to the terms thereof.

           "Escrow Agreement" means the Escrow Agreement to be entered into by and among Parent, Stockholder Representative and the Escrow Agent as of the Closing in substantially the form of Exhibit B hereto.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "GAAP" means generally accepted accounting principles in the United States.

           "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private) or the Centers for Medicare & Medicaid Services.

           "Indebtedness" means the indebtedness of any Person, including, without duplication, of:

           (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

           (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business (other than the current liability portion of any indebtedness for borrowed money));

           (iii) all obligations of such Person under leases required to be capitalized in accordance with applicable accounting standards;

           (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

           (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof);

           (vi) the liquidation value, accrued and unpaid dividends; prepayment or redemption premiums and penalties (if any), unpaid fees or expenses and other monetary obligations in respect of any redeemable preferred stock of such Person;

           (vii) all obligations of the type referred to in clauses (i) through
(vi) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and

           (viii) all obligations of the type referred to in clauses (i) through
(vii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

           "Intellectual Property" means all intellectual property rights owned or used by the Company arising from or in respect of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) Patents, (ii) Marks, (iii) Copyrights, (iv) Trade Secrets and
(v) all Software and Technology of the Company.

           "Intellectual Property Licenses" means (i) any grant by the Company to another Person of any right to use any of the Intellectual Property, and (ii) any grant by another Person to the Company of a right to use such Person's intellectual property rights included in the Intellectual Property.

           "IRS" means the Internal Revenue Service.

           "Knowledge" means the actual knowledge of Rodney Windley, Tony Strange, Cindy Lumpkin, Doug Caddell, Joe McDonnell, Brandon Ballew, Mary Wollstein, JoAnne Little, Ray Shrout, Perri Southerland, Gary Snyder, Jim Mitchell, Jeff Shaner, and Beverly Davis or any knowledge that would have been acquired by any such individual upon making a reasonable inquiry of the matter consistent with such Person's employment duties (without making any inquiries of third parties including Parent).

           "Law" means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation, Order or other requirement.

           "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, mediation, investigation, inquiry, proceedings or claims (including counterclaims) by or before a Governmental Body.

           "Liability" means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto including all reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

           "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

           "Marks" means all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof.

           "Material Adverse Effect" means, with respect to any party, any material adverse effect on, or change, event, occurrence or state of facts materially adverse to, (i) the business, properties, assets, liabilities (contingent or otherwise), results of operations or financial condition of such party and the subsidiaries of such party (if any) taken as a whole, other than any effect, change, event, occurrence or state of facts (x) relating to the economy in general or (y) relating to the industry in which such Person operates in general, not specifically relating to (or disproportionately affecting) such Person, or (ii) such party's ability to, in a timely manner, perform its obligations under this Agreement or consummate the Merger.

           "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

           "Ordinary Course of Business" means the ordinary and usual course of day-to-day operations of the business of the Company through the date hereof consistent with past practice.

           "Organic Change" means any recapitalization, reorganization, forward or reverse split, merger, consolidation, spin-off, combination, repurchase, or exchange of equity or other securities, any capital share dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or any other similar transactions or events that affect Parent Common Stock.

           "Patents" means all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon.

           "Permits" means any approvals, authorizations, consents, licenses, permits, certificates or Certificates of Need of a Governmental Body.

           "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been delivered to Merger Sub; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; (iii) mechanics', carriers', workers', and repairers' Liens arising or incurred in the Ordinary Course of Business that are not material to the business, operations and financial condition of the Company Property so encumbered and that are not resulting from a breach, default or violation by the Company or any of the Company Subsidiaries of any Contract or Law; and (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated, and (v) Liens created in favor of lessors pursuant to the Leases for any rent due.

           "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Body.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) all documentation including user manuals and other training documentation related to any of the foregoing.

           "Subsidiary" when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party's consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

           "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments, escheat of abandoned or unclaimed property and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i) and (iii) any transferee liability in respect of any items described in clause (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

           "Taxing Authority" means the IRS and any other Governmental Body responsible for the administration of any Tax.

           "Tax Return" means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company or any of its Affiliates.

           "Technology" means, collectively, all designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by the Company.

           "Trade Secrets" means all discoveries, concepts, ideas, research and development, know-how, formulae, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases, and other proprietary or confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals of the Company, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights, Marks or Patents.

           "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

           11.2. Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:


                 Term                                                                        Section
                 ----                                                                        -------
                 Accounting Principles..................................................     2.5(a)
                 Accounting Referee.....................................................     2.5(e)
                 Acquisition Transaction................................................     6.5(a)
                 Adjusted Estimated Total Merger Consideration ..............                        2.2(a)
                 Adjusted Final Total Merger Consideration..............................     2.1(c)(i)
                 Agreement..............................................................     Recitals
                 Balance Sheet..........................................................     4.7(a)
                 Balance Sheet Date.....................................................     4.7(a)
                 Cash Escrow Amount.....................................................     2.2(c)(i)
                 Certificate............................................................     2.1(c)(ii)
                 Certificate of Merger..................................................     1.3
                 CHMG...................................................................     4.7(a)
                 CHMG Agreement.........................................................     6.13
                 Closing................................................................     1.2
                 Closing Date...........................................................     1.2
                 Closing Statement......................................................     2.5(d)
                 COBRA..................................................................     4.15(g)
                 Company................................................................     Recitals
                 Company Common Stock...................................................     2.1
                 Company Documents......................................................     4.2
                 Company Material Adverse Effect........................................     4.1
                 Company Permits........................................................     4.18(b)
                 Company Plans..........................................................     4.15(a)
                 Company Properties.....................................................     4.11(a)
                 Company Preferred Stock................................................     2.1
                 Company Stock..........................................................     2.1
                 Company Securities.....................................................     2.4(a)
                 Company Stock Option...................................................     2.4(a)
                 Company Stock Option Plan..............................................     2.4(b)
                 Company Subsidiary.....................................................     4.5(a)
                 Company Warrant........................................................     2.4(a)
                 Confidential Information...............................................     6.6(a)
                 Confidentiality Agreement..............................................     6.2
                 Disputed Item..........................................................     2.5(e)
                 Dissenting Shares......................................................     2.1(c)(iii)
                 Dissenting Stockholders................................................     2.1(c)(iii)
                 Effective Time.........................................................     1.3
                 Employees  ............................................................     4.15(a)
                 Escrow Account ........................................................     9.5(a)
                 Escrowed Property......................................................     9.5(a)


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
                 Term                                                                        Section
                 ----                                                                        -------
                 Escrowed Shares........................................................     9.5(a)
                 Estimated Net Debt.....................................................     2.5(c)
                 Estimated Total Merger Consideration...................................     2.2(a)
                 Estimated Working Capital..............................................     2.5(c)
                 Estimated Working Capital Adjustment...................................     2.5(c)
                 Excess Medicare Payments...............................................     6.14
                 Final Net Debt.........................................................     2.5(c)(ii)
                 Final Total Merger Consideration.......................................     2.1(c)(i)
                 Final Working Capital..................................................     2.5(d)(i)
                 Financing..............................................................     5.8
                 Financing Commitment...................................................     5.8
                 Financial Statements                                                        4.7(a)
                 Four Seasons...........................................................     4.7(a)
                 General Indemnification Cap............................................     9.4(b)
                 Government Programs....................................................     4.26(a)
                 Hindin Lawsuit.........................................................     6.12
                 Indemnification Basket.................................................     9.4(a)
                 Joinder Agreement......................................................     Recitals
                 Liquidation Preference.................................................     2.2(b)(i)
                 Losses.................................................................     9.2(a)
                 Material Contracts.....................................................     4.14(a)
                 Medicare and Medicaid programs ........................................     4.26(A)
                 Merger.................................................................     Recitals
                 Merger Consideration ..................................................     2.1(c)
                 Merger Sub.............................................................     Recitals
                 Multiemployer Plan.....................................................     4.15(a)
                 Net Debt...............................................................     2.5(b)
                 Net Debt True-Up Amount................................................     2.5(d)(iv)
                 Noncompete Agreement...................................................     7.2(f)
                 Objection..............................................................     2.5(e)
                 Objection Period.......................................................     2.5(e)
                 Outside Date...........................................................     8.1(b)(i)
                 Owned Properties.......................................................     4.11(a)
                 Parent.................................................................     Recitals
                 Parent Common Stock....................................................     2.2(b)(ii)
                 Parent Documents.......................................................     5.2
                 Parent Indemnification Cap.............................................     9.4(c)
                 Parent Indemnified Parties.............................................     9.2(a)
                 Parent Material Adverse Effect.........................................     5.1
                 Parent Per Share Value.................................................     2.2(b)(ii)
                 Parent Preferred Stock.................................................     5.5
                 Parent SEC Documents...................................................     5.7(a)
                 Parties................................................................     Recitals
                 Personal Property Leases...............................................     4.12(b)
                 Principal Adjusted Estimated Total Merger Consideration................     2.2(a)


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
                 Term                                                                        Section
                 ----                                                                        -------
                 Principal Capital Stock................................................     2.2(c)(i)
                 Principal Options......................................................     2.2(c)(i)
                 Principal Securities...................................................     2.2(c)(i)
                 Principal Securityholder...............................................     2.2(c)
                 Principal Securityholder Documents.....................................     3.1
                 Principal Securityholder Indemnified Parties...........................     9.2(b)
                 Principal Stockholders.................................................     2.2(c)
                 Principal Warrants.....................................................     2.2(c)(i)
                 Real Property Leases...................................................     4.11(a)
                 Regulatory Indemnification Cap.........................................     9.4(b)
                 Related Persons........................................................     4.22
                 Remuneration...........................................................     4.26(f)
                 Representatives........................................................     6.5(a)
                 Response Date..........................................................     2.5(e)
                 Securityholders........................................................     Recitals
                 Stock Escrow Amount....................................................     2.2(b)(ii)
                 Stockholder Approval...................................................     8.1(b)(iii)
                 Stockholder Representative.............................................     Recitals
                 Straddle Period........................................................     9.1
                 Survival Period........................................................     9.1
                 Surviving Corporation..................................................     1.1
                 Target Working Capital.................................................     2.5(a)
                 Third Party Claim......................................................     9.3(b)
                 Title IV Plans.........................................................     4.15(a)
                 Total Company Share Amount.............................................     2.1(c)(i)
                 True-Up Amount.........................................................     2.5(d)(iii)
                 True-Up Amounts........................................................     2.5(d)(iv)
                 Willis Lawsuit.........................................................     6.13
                 Wiregrass..............................................................     4.7(a)
                 Working Capital........................................................     2.5(a)
                 Working Capital Reserve................................................     9.6(a)
                 Working Capital Reserve Account........................................     9.6(a)
                 Working Capital True-Up Amount.........................................     9.6(a)

           11.3 Interpretation.

           (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference in this Agreement to $ shall mean U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

           (b) Parent, the Company and the Stockholder Representative (on behalf of all Securityholders) have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   ARTICLE XII

                                  MISCELLANEOUS

           12.1. Stockholder Representative.

           (a) Each Securityholder hereby irrevocably appoints Rodney D. Windley as such Securityholder's representative, attorney-in-fact and agent, with full power of substitution to act in the name, place and stead of such Securityholder with respect to the transactions contemplated under this Agreement and the Company Documents and to act on behalf of such Securityholder in any amendment of, or consent or waiver under, or dispute or litigation involving, this Agreement and the Company Documents and to do or refrain from doing all such further acts and things, and to execute all such documents, as such Stockholder Representative shall deem necessary or appropriate in conjunction with any of the transactions contemplated by this Agreement and the Company Documents, including the power:

               (i) to take all action necessary or desirable in connection with the waiver of any condition to the obligations of the Securityholders to consummate the transactions contemplated by this Agreement;

               (ii) to negotiate, execute and deliver all ancillary agreements, statements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement including without limitation, calculation of the True Up and any matters with respect to the Escrow Agreement (it being understood that such Securityholder shall execute and deliver any such documents which the Stockholder Representative agrees to execute);


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               (iii) to give and receive all notices and communications to be given or received under this Agreement and to receive service of process in connection with the any claims under this Agreement, including service of process in connection with arbitration; and

               (iv) to take all actions which under this Agreement may be taken by the Securityholders and to do or refrain from doing any further act or deed on behalf of the Securityholder which the Stockholder Representative deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as such Securityholder could do if personally present.

           (b) If Rodney D. Windley becomes unable to serve as Stockholder Representative, such other Person or Persons as may be designated by a majority in ownership interest of the Securityholders shall succeed as the Stockholder Representative. Each Stockholder agrees that such agency is coupled with an interest and, therefore, are irrevocable without the consent of the Stockholder Representative, shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Securityholder.

           (c) In furtherance of his obligations hereunder, the Stockholder Representative is expressly authorized to retain accountants, legal counsel and other agents. All fees and expenses incurred by the Stockholder Representative hereunder, including fees and costs of accountants, legal counsel or other agents retained by the Stockholder Representative, and all fees, expenses, losses and other obligations of the Securityholders pursuant to this Agreement, shall be allocated among the Principal Securityholders based on their respective pro rata shares. Stockholder Representative may, to the extent that any funds are payable to the Principal Stockholders, pursuant to the Indemnification Agreement, cause the applicable Escrow Agent to pay to the Stockholder Representative out of such amounts, any reimbursement for fees, expenses, disbursements and advances due to the Stockholder Representative under this Section.

           (d) Neither the Stockholder Representative nor any agent employed by it shall incur any liability to any Securityholder relating to the performance of its duties hereunder except for actions or omissions constituting fraud, gross negligence or willful misconduct. The Securityholders severally (based on their pro rate ownership interests) hereby agree to indemnify the Stockholder Representative and any agent employed by him for, and hold them harmless against, any loss, liability or expense incurred without fraud or bad faith on the part of the Stockholder Representative arising out of or in connection with his serving as Stockholder Representative.

           (e) Each Securityholder acknowledges that such Securityholder has had opportunity to consult with an attorney of its choice regarding the contents, subject matter, and desirability of entering into this Agreement and each has either received or waived such advice.


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           12.2. Fees and Expenses. Except as otherwise expressly provided herein, whether or not the Merger is consummated, Parent, the Company and the Securityholders shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement, the Company Documents, the Principal Securityholder Documents, the Merger and the other transactions contemplated hereby.

           12.3. Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects by written agreement of Parent, Merger Sub, the Company and the Stockholder Representative, by action taken by their respective Boards of Directors, if applicable, so long as no amendment that requires stockholder approval under applicable Laws shall be made without the requisite approval of such stockholders.

           12.4. Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto,
(b) extend the time for the performance of any of the obligations or acts of any other Party hereto or (c) waive compliance by any other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party's conditions. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

           12.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties (provided, that the Stockholder Representative may provide consent for and on behalf of all Securityholders), except (i) that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any wholly-owned Subsidiary of Parent, in which event, all references in this Agreement to Merger Sub shall be deemed references to such Subsidiary but no such assignment shall relieve Merger Sub of any of its obligations hereunder, and (ii) that each of Merger Sub and Parent may collaterally assign its rights and interests (but not its obligations) under this Agreement to the lenders providing Financing and any agent for such lenders, as security for the Financing. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 12.5 shall be null and void.


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           12.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement
(including the Schedules and Exhibits hereto), the Company Documents, the Principal Securityholder Documents, the Parent Documents and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and are not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder.

           12.7. Governing Law; Jurisdiction; Waiver of Jury Trial.

           (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State, without regard to conflicts of laws principles.

           (b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consent to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

           (c) Each of the Parties hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

           12.8. Specific Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

           12.9. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):


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If to Parent or Merger Sub, to:           with a copy to:

Gentiva Health Services, Inc.             Weil, Gotshal & Manges LLP
3 Huntington Quadrangle, Suite 200S       767 Fifth Avenue
Melville, NY 11747-4627                   New York, NY 10153
Attention:  Stephen B. Paige,             Attention:  Jeffrey J. Weinberg, Esq.
            General Counsel
Facsimile:  (913) 814-5920                Facsimile:  (212) 310-8007

If to the Company, to:                    with a copy to:

The Healthfield Group, Inc.               Greenberg Traurig
3350 Riverwood Parkway                    The Forum
Suite 1400                                3290 Northside Parkway, NW
Atlanta, GA 30339                         Suite 1400
Attention:  Rodney D. Windley, CEO        Atlanta, GA 30327
Facsimile:  (770) 541-3766                Attention:  Gary Snyder, Esq.
                                          Facsimile:  (678) 553-2212

If to the Stockholder Representative
or the Principal Stockholders, to:        with a copy to:

Rodney D. Windley                         Greenberg Traurig
3350 Riverwood Parkway                    The Forum
Suite 1400                                3290 Northside Parkway, NW
Atlanta, GA 30339                         Suite 1400
Facsimile:  (770) 541-3766                Atlanta, GA 30327
                                          Attention:  Gary Snyder, Esq.
                                          Facsimile:  (678) 553-2212

           12.10. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties (with the Stockholder Representative acting on behalf of all Securityholders) shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           12.11. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.


                 ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**



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           IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.





                                      GENTIVA HEALTH SERVICES, INC.



                                      By: /s/ Ronald A. Malone
                                          --------------------------------------
                                          Name:  Ronald A. Malone
                                          Title: Chief Executive Officer and
                                                 President



                                      TARA ACQUISITION SUB CORP.



                                      By: /s/ Ronald A. Malone
                                          --------------------------------------
                                          Name:  Ronald A. Malone
                                          Title: Chief Executive Officer and
                                                 President



                                      THE HEALTHFIELD GROUP, INC.



                                      By: /s/ Rodney D. Windley
                                          --------------------------------------
                                           Name:  Rodney D. Windley
                                           Title: Chairman and Chief Executive
                                                  Officer



                                      /s/ Rodney D. Windley
                                      ------------------------------------------
                                      Rodney D. Windley, in his capacity as the
                                      representative for the Securityholders
                                      of The Healthfield Group, Inc.